UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2006


                               BPK Resources, Inc.
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             (Exact name of registrant as specified in its charter)


                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)


           000-27339                                   88-0426887
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    (Commission File Number)             (IRS Employer Identification Number)


               106 Lakeside Avenue, P.O. Box 210, Delano, Pa 18220
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                    (Address of Principal Executive Offices)


                                 (570) 467-2222
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              (Registrant's Telephone Number, Including Area Code)


           264 Union Boulevard, First Floor, Totowa, New Jersey 07512
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this report. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 19, 2006, BPK Resources, Inc. ("BPK Resources") closed upon an Agreement and Plan of Merger (the "Merger Agreement") among BPK Resources, BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BPK Resources ("Merger Sub"), Graphite Technology Group, Inc., a Delaware corporation ("Graphite Technology"), and Derek Hirsch and James E. Olive, the principal shareholders of Graphite Technology. In accordance with the Merger Agreement, Merger Sub merged with and into Graphite Technology with Graphite Technology surviving as a wholly owned subsidiary of BPK Resources.

In consideration for the merger, (i) the holders of issued and outstanding shares of Graphite Technology common stock received an aggregate of (A) 40 million shares of BPK Resources' common stock, and (B) 585,000 shares of BPK Resources' Series D Convertible Preferred Stock convertible into an aggregate of 58,500,000 shares of BPK Resources' common stock; and (ii) holders of issued and outstanding shares of Graphite Technology preferred stock received an aggregate of 14,546 shares of Series E Convertible Preferred Stock convertible into an aggregate of 3,500,000 shares of BPK Resources' common stock.

In connection with the merger, all directors and officers of BPK Resources resigned and new directors and officers appointed by Graphite Technology were appointed.

Prior to the merger of Merger Sub with Graphite Technology, BPK Resources was a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Pursuant to Item 2.01(f) of Form 8-K, we are required to include in this Report the information that we would be required to provide if we were filing a general form for registration of securities on Form 10-SB. This information is set forth below in this Item 2.01 and is organized in accordance with the Items set forth in Form 10-SB.

INFORMATION REQUIRED PURSUANT TO FORM 10-SB

ITEM 1. DESCRIPTION OF BUSINESS.

OVERVIEW AND BUSINESS STRATEGY

Graphite Technology was incorporated in Pennsylvania on April 27, 2004, following which time Graphite Technology acquired the graphite processing equipment of Applied Carbon Technology (America), a corporation involved in certain processing and sales of graphite. On January 31, 2005, Graphite Technology reincorporated in the State of Delaware.

On July 27, 2005, Graphite Technology entered into a purchase and sale agreement with Societe Miniere de la Grande Ile, ("SMGI"), M. Bertil Akesson, owner/operator of the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar by which Graphite agreed to purchase a 50% common equity interest in Societe Malagasy du Grafit s.a.r.l., a Madagascar limited liability company ("SOMAGRA"), as and at the time that SOMAGRA owns and has rights to operate and develop the Ambatomitamba Graphite Mine and Sahanovo Mine and contiguous surface mines at Ambodihasina, Sandraka, Ambiani and Sahamaloto.

On March 26, 2006, Graphite Technology acquired that 50% common equity interest in SOMAGRA. The purchase and sale agreement also provides Graphite Technology the option to purchase the remaining 50% of SOMAGRA less one share at any time within three years of the closing. Prior to closing, all graphite mine claims and mine leases controlled by SMGI, affiliate companies of SMGI, or by Akesson, were transferred, or in process of transfer to SOMAGRA. Mining equipment controlled by SMGI was also transferred to SOMAGRA pursuant to the agreement between Graphite Technology, Akesson and SOMAGRA. SOMAGRA had no material prior business.

On October 13, 2005, Graphite Technology purchased 37.125% of the common equity shares of Chenzhou Global Graphite Inc. ("Chenzhou") a company formed under the laws of China that developed patented technology for the purification of amorphous graphite and retains all commercial rights for its development. Chenzhou had no operations at the time Graphite Technology purchased its equity interest. Chenzhou also has agreements with Jinchuan Graphite Limited Liability Company, Jiangxi Province, China, by which Chenzhou or Graphite Technology has the right to acquire up to 55% of the Jinchuan Natural Graphite Mine in Dingnan, Jiangxi province. The agreements between Graphite and Chenzhou also call for Graphite Technology to acquire an additional 7.875% of Chenzhou.


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On February 17, 2006, Graphite Technology acquired mineral claims and leases contiguous to and partly comprising the former producing Kearney Graphite Mine in the Province of Ontario, Canada. The aforementioned mineral claims and leases were acquired from Vinecrest Management Services, Ltd. and Vincent Sheehan. On March 9, 2006, Graphite Technology entered into agreements to acquire the remaining mining claims and leases of the former Kearney Graphite Mine.

The long-term business strategy of Graphite Technology is to build ownership value by developing a fully-integrated mining, manufacturing, processing and sales operation for natural and synthetic graphite products and carbon based materials (such as activated carbon, metallurgical coke and anthracite) and manufactured products conducive to Graphite Technology's business infrastructure. Management believes Graphite Technology's proprietary processing technology, proprietary formulae, experienced operators and control of supply sources from natural graphite mines in Canada, Madagascar and China will accelerate the business development of Graphite Technology in an industry that otherwise poses substantial barriers to entry. Management believes that if Graphite Technology can successfully develop its mines, Graphite Technology will be more cost efficient than a stand-alone graphite mining operation or stand-alone graphite processing businesses. This strategy has been designed to position Graphite Technology as one of few global integrated suppliers of natural and synthetic graphite and carbon products.

Graphite Technology mines, manufactures/processes and sells natural and synthetic graphite and carbon based materials for use in numerous industries and applications. Graphite Technology has manufacturing/processing facilities dedicated to processing graphite located in New York and Pennsylvania and is co-developing a processing plant in Chenzhou City, Hunan Province, China. Graphite Technology owns mining rights to operate graphite mines in Canada and Madagascar and, through a subsidiary, China. Graphite Technology is an ISO certified manufacturer: ISO 9001: 2000.

Scalable in place processing and mining technology, proprietary formulae and viable sources of raw material supply owned and controlled by Graphite Technology comprise the essential business infrastructure for Graphite Technology to compete effectively as a major supplier of graphite and carbon based materials to diverse industries.


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Graphite Technology has collaborative ongoing research and development programs for materials and products with Ben Franklin Technology Partners, the Advanced Materials Institute of Lehigh University at Bethlehem, the Electrotechnology Applications Center (ETAC) at Northampton College and China Ocean University (Qingdao). Graphite Technology has independently developed proprietary carbon purification technology, which it intends to commercialize and incorporate in run-of-the-mine graphite production methodologies to cost effectively enhance carbon content levels of mined and manufactured graphite and carbon materials to otherwise optimize the value of its mineral reserves.

DESCRIPTION OF THE BUSINESS OF GRAPHITE TECHNOLOGY

The graphite and carbon materials markets which Graphite Technology serves are significant in scale and diversity. Graphite Technology has industry experienced operators, control of sources of long-term graphite supply, raw material supplier agreements for carbon additives, and proprietary technology and product formulae which together comprise an infrastructure that management believes will support rapid growth in all business lines in which Graphite Technology competes.

Graphite Technology mines, engineers, manufactures/processes and sells natural and synthetic graphite products and carbon additives for use in refractory and foundry operations and for use by manufacturers of steel, aluminum, brass and other nonferrous metals, as well as manufacturers of pencil leads, packing materials, composite materials, brake linings, lubricants, coatings, gaskets and seals, and cosmetics. Graphite Technology plans to expand its customer base within these industries, but intends to also produce and sell a broad range of ultra fine (also "micronized") natural and synthetic graphite products to industries including manufacturers of batteries, fuel cells, powdered metals and composite materials. Management believes Graphite Technology's business infrastructure will allow Graphite Technology to expand its manufacturing operations to include production of synthetic ("artificial") graphite, expandable and machined graphite, industrial grade graphite foil and carbon filament products.

PROCESSING OPERATIONS

Graphite Technology presently engineers and processes a broad range of standardized particle sizes and blends of graphite and carbon additives at its manufacturing and processing facility located in Brocton, New York. Graphite Technology processes micronized graphite powders from its recently completed specialized processing facility in Delano, Pennsylvania.

Graphite Technology's processing operations combine proprietary technologies, including carbon purification technology and manufacturing methodologies such as, air driven high speed particle collision technologies, screening, blending, classifying and materials optimization routing technology, for production of graphite powders for use by foundry and refractory businesses, manufacturers of steel and non-ferrous metals as well as manufacturers and producers of conductive coatings, lubricants, brake linings, industrial gasket materials, pencils and packing materials, fillers and extenders. Graphite Technology's processing operations also allow Graphite Technology to produce and sell ultra fine grades and a range of carbon additives to aforementioned industries as well as to manufacturers such as:


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POWDER METALS:

|X| Production of powder (or "powdered") metal products, tools, dies and parts, and manufacturing processes using hot forming metals, forging compounds and sintering aids. Typically, natural crystalline formulas of graphite are preferred and widely used, but synthetic graphite is also used.

LUBRICANTS, COLLOIDS, COATINGS, SEALS:

|X| Production of glass where graphite/wetting and suspending agents are applied as a lubricant/coating and release agent for hot pressing of glass.
|X| Production of electronic components, inks, paints and adhesives where colloids (conductive, resistive and dielectric coatings) are essential to the manufacturing processes.
|X| Production of metal coated graphite for sprays and powders for thermal resistant technologies.
|X| Manufacturing of tableware, kitchen ware, glass block, tubes and ophthalmic lenses, formulated mold oil for hot metal surfaces resulting in a film lubricant.

FUEL CELL:

|X| Production of fuel cell components relying on high-carbon-content natural and synthetic graphite blends as an essential material for the manufacture of proton exchange membranes and containment units where it is utilized to promote transferability of protons from fuel source to oxygen.

BATTERY:

|X| Manufacturing of batteries, chemical resistant coatings of various substrates such as metal and plastic surfaces of alkaline batteries.

FRICTION:

|X| Material blends as additives for adhesives and abrasives and lubricity coefficient at high temperatures.

COMPOSITE MATERIALS:

|X| Structural materials utilizing graphite blend formulations in conductive materials such as plastics and polymers.

Graphite is a critical industrial carbon material used widely by basic industries and emerging industries for manufacturing or production processes, or by inclusion in manufactured or produced products. Graphite is used for its chemical and thermal properties and lubricity, which finds essential application for steel and metals manufacturing, manufacturing of brick, tiles, fire retardants, pencil leads, paints, inks, or for adhesives and abrasives and automotive brakes, seals, rings and carbon brushes, tools, metal parts and dies, and for lubricants, electronic components, plastics and polymers, glass and colloidal dispersions among many others. The type of graphite, its composition and attributes when processed for a particular manufacturing process or its inclusion in a manufactured product, is wide ranging. Manufacturers often require graphite in a number of forms and compositions for diverse applications. Graphite Technology processes graphite and carbon materials to customer specific use and tolerances, including a wide range of standardized semi-finished graphite and customer specific blend materials.


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Graphite Technology's competitors in the processing and sales of graphite and carbon products include major suppliers as well as the numerous specialty suppliers in each major business line. Management believes Graphite Technology's primary competitors include Asbury Carbons, Inc., Timcal Ltd., Graphitwerk Kropfmuhl AG, and Superior Graphite in the graphite industry and numerous specialists in business lines.

Graphite Technology recognizes that its processing technology has significant application in serving processing requirements of other industrial materials and may establish processing operations for certain other minerals or materials.

COMPANY MINING

Graphite Technology owns graphite mines in Canada and Madagascar and controls graphite mine operations in Hunan Province, and the option to control graphite mine operations in Jiangxi Province, China. Graphite Technology has entered into conditional agreements to joint venture the development of anthracite coal properties in northeastern Pennsylvania. The mineral resources of Graphite Technology are substantial, and represent viable sources of long term raw material supply.

GRAPHITE MINING (MADAGASCAR)

Graphite Technology owns a 50% common equity interest of Societe Malagasy du Grafit ("SOMAGRA"), a Madagascar company that owns all mine rights, leases and development interests in the Ambatomitamba Graphite Mine located in Madagascar, reported to be the largest single producing graphite mine in the country during the years that it was producing, which ended in 1999, and owner of several contiguous surface mines: Amodasina, Sandraka, Ambiani and Sahamaloto. The Ambatomitamba Graphite Mine is one of the world's largest high quality graphite deposits containing a substantial graphite ore mineral inventory of which part has been previously reported by BRGM (Bureau de Recherches Geologiques et Minieres). SOMAGRA plans to reopen the mine in 2006.


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GRAPHITE MINING (CHINA)

Graphite Technology owns 37.125% of Chenzhou Global Graphite Inc. ("Chenzhou")., a company based in Hunan Province, China, which is currently in the application process to become licensed to operate amorphous graphite mine claims located in Lutang, Hunan Province. Chenzhou has agreements to become the majority owner and developer of a natural graphite mine in Jiangxi Province. By agreement, Graphite Technology will acquire an additional 7.875% of Chenzhou Global Graphite Inc.

GRAPHITE MINING (CANADA)

Graphite Technology owns, subject to royalties, an undivided interest in 4 active mineral claims and 12 leased mining claims located in Butt Township, Ontario, Canada, and by separate agreement intends to acquire all of the mineral claims and mineral leases comprising the former producing "Kearney Graphite Mine". All of the Canadian mining claims and leases controlled by Graphite Technology lie within the Greenville Structural Province of the Canadian Precambrian Shield.

From 1989 through 1994 the claims and leases partly comprising Kearney Graphite Mine, and partly comprising the new established iCarbon Canada Graphite Mine produced between 4000 and 8500 metric tons annually. The mine supplied a range of graphite grades to manufacturers of lubricants, powder metals and pencils and foil products manufactured by UCAR, the world's largest supplier of graphite foil products. While Kearney Graphite Mine ceased operations in 1994 then citing reasons relating to graphite prices of foreign suppliers for similar mined graphite products, world prices for graphite in recent years suggest the economics are appropriate and favor reopening the mine.

The mine exploration findings on all claims controlled by Graphite Technology provide sufficient evidence of mineable resources contiguous in some instances and forming one graphite ore body designated by four zones. The four zones are the McGuire West Zone, the McGuire Zone, the McGuire East Zone and the Sheehan Zone.

1. The McGuire West Zone: The prior operated open-pit mine of the Kearney Graphite Mine is located in this zone. Adjacent to this mine is a tailings disposal system and waste rock disposal area. Graphite Technology holds a priority security interest in all leased claims in this zone and otherwise has agreements to acquire all claims in this zone.

2. The McGuire Zone: The mineralization of the McGuire West Zone is continued into this zone through the safety pillar of the current pit and sub-crop in the bottom of McGuire Lake. Graphite Technology holds a priority security interest in all leased claims in this zone and otherwise has agreements to acquire all claims in this zone.

3. The McGuire East Zone: The mineralization of the McGuire West Zone and the McGuire Zone continues into this zone. Previous drilling in this zone identified significant mineralization. Further drilling is required to establish resource and reserve estimates. This zone is owned by Graphite Technology and is subject to royalty payments.


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4. The Sheehan Zone: The mineralization of the McGuire Zone continues into this zone located approximately two kilometers up-strike from the McGuire Zone. Previous drilling in this zone resulted in unclassified calculations exhibiting characteristics similar to the existing resource base. Further drilling is required to establish resource estimates. This zone is owned by Graphite Technology and is subject to royalty payments.

The existing resource base in the McGuire West Zone and McGuire Zone portions was established by Pincock, Allen and Holt, Inc., international resource consultants (the "Pincock Report"). The Pincock Report was compiled prior to the adoption of regulations for reporting resources and reserves set out in Canada National Instrument 43-101 ("NI 43-101"). All reporting of resources and reserves contained in previous geological reports of the properties owned and controlled by Graphite Technology must be reconsidered, revised accordingly, and only reported consistent with NI 43-101. The following mentioned tonnage or grade for mentioned zones is provided for information purposes only and may not be relied upon until such time as classified in compliance with NI 43-101.

The Pincock Report evaluated the McGuire West Zone and McGuire Zone from which it determined a mineral inventory of 9.95 million tons of measured mineralization at 2.5%-Cg, 17.8 million tons of indicated mineralization at 2.46%-Cg and 11.8 million tons of inferred mineralization at 2.5%-Cg. The Pincock Report determined additional mineral inventory for the Sheehan Zone of
4.55 million tons of mineralization at a grade of 2.46%-Cg. The Pincock Report did not include results from 15,000 meters of diamond drilling in the Sheehan Zone. Separately, Watts, Griffis and McQuat Limited, consulting geologists and engineers, performed an economic analysis of the graphite properties (the "WGM Report"). The WGM Report reviewed the mineral resources and mine processing operations of the former operated Kearney Graphite Mine. While the WGM Report did not audit the resources of the McGuire West Zone and McGuire Zone, the report did concur with the estimates of mineral inventory established by the Pincock Report, and found likelihood of significant additional resources to exist on the McGuire East Zone and Sheehan Zone. The mineral inventory established by the Pincock Report and WGM Report were estimated in accordance with the then used standards established by the Ontario Securities Commission (the "OSC") for mineral inventory and reserve classification. The WGM Report was disclosed publicly in connection with previous public filings with OSC by prior owners of the graphite claims and leases. Current existing regulations of reporting mineral resources in compliance with NI 43-101 and in compliance with regulation by Securities and Exchange Commission of the United States ("SEC") will require Graphite Technology to report resource and reserve findings differently than past reporting of the properties.

ENVIRONMENTAL PERMITTING

Graphite Technology's graphite mine in Madagascar is permitted by the Malagasy Mining Code, law no. 90-017 of 1990 as amended by the Malagasy Parliament.


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Graphite Technology's graphite mine in Canada is permitted under Certificate of
Approval by the Ontario Ministry of the Environment (Permit No. 4-0043-88-006) which allows Graphite Technology to conduct mining related activities on each of the four zones. This Certificate of Approval covers mining, tailings and all ordinary course mining activities. Permits to take water have been approved for previous existing operations. Graphite Technology is currently updating the site closure plan to meet current Ontario Ministry standards. This site closure plan must be filed prior to commencing on-site production and must include a form of financial assurance at the time of filing.

Graphite Technology intends to proceed with permit applications for approval of mining in the McGuire Zone and to complete in-fill drilling on the McGuire East Zone and apply for permitting of the Sheehan Zone and for combining the McGuire Zone, the McGuire West Zone and the Sheehan Zone for mining from single open-pit.

If the permit application is approved, the single open-pit mine would offer the flexibility required to balance and optimize ore grades and further reduce unit mining costs. Graphite Technology expects that a single open-pit mine will increase the longevity of planned operations.

COMMERCIALIZATION OF COMPANY OWNED MINES

Graphite Technology plans to commercially develop its mines with initial production expected to begin during 2006 at the Madagascar mine properties and in Hunan and Jiangxi Province, China. At the earliest time practicable, Graphite Technology intends to incorporate proprietary carbon purification technology into run-of-the-mine graphite production methods, the application of which is meant to enhance carbon content levels of mined graphite and to otherwise optimize the value of Graphite Technology's mineral reserves.

COMPETITION

Graphite Technology's competitors in graphite mining are operators of graphite producing mines situated throughout the world, including mines in China, Brazil, India, Zimbabwe, Madagascar, Norway, Russia, and Canada. Notable mining competitors of Graphite Technology operating outside of China include Timcal Ltd., Nacional de Grafite Ltda., Industrial Minerals, Inc. (OTCBB: IDSM) Crystal Graphite Corporation (OTCBB: CYGTE), Worldwide Graphite Producers Ltd., and Sequoia Minerals Inc. (TSE: SEQ).

SUMMARY OF TRANSACTIONS INVOLVING GRAPHITE TECHNOLOGY GROUP

APPLIED CARBON TECHNOLOGY (AMERICA), INC.

On July 31, 2004, Graphite Technology purchased assets of Applied Carbon Technology (America), Inc. The assets included primarily graphite processing equipment. In connection with this transaction, Graphite Technology Group, Inc. assumed, and rescheduled to its satisfaction, various creditor loans outstanding. In a separate transaction in February 2006 Graphite Technology purchased the approximate 90,000 square foot graphite processing plant previously used by Applied Carbon.


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SOCIETE MINIERE DE LA GRANDE ILE

On July 27, 2005, Graphite Technology entered into agreements to acquire a one-half (50%) common equity ownership interest in Societe Malagasy du Grafit, owner/developer of the largest producing graphite mine in Madagascar, the Ambatomitamba Graphite Mine and contiguous mines. The acquisition was completed on March 26, 2006.

VINECREST MANAGEMENT SERVICES/ SHEEHAN

On February 17, 2006, Graphite Technology acquired mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of the former Kearney Graphite Mine. Additional mining claims and leases that are contiguous to the former Kearney Graphite Mine were also acquired. All mineral claims and leases acquired by Graphite Technology were acquired in two separate transactions with Vinecrest Management Services and Vincent Sheehan, and all acquired claims and leases from those parties are subject to royalty payments.

CHENZHOU GLOBAL GRAPHITE INC.

On October 13, 2005, Graphite Technology purchased 37.125% ownership of Chenzhou Global Graphite Inc. ("Chenzhou") and has the right to acquire up to 45% ownership of Chenzhou. Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2% Fixed Carbon) represents commercial potential for better or lower cost material solutions for numerous industrial applications. Graphite Technology and Chenzhou Global Graphite will collaborate to commercialize the product potential of the patented technology. In addition, Chenzhou is party to agreements by which Chenzhou will be the majority owner and the licensed operator of graphite mines in Hunan Province and Jiangxi Province, China.

INTERNATIONAL GRAPHITE INC.

On March 31, 2005, Graphite Technology acquired a priority loan security interest in the assets of International Graphite Inc., which assets comprise mineral claims and leases forming part of the prior operating Kearney Graphite Mine in Ontario, Canada. On March 9, 2006, Graphite Technology entered into agreement with International Graphite Inc. and Crich Holdings & Buildings by which Graphite Technology will acquire all graphite mineral claims, mineral leases and permits for mining properties located contiguous to mineral claims and leases previously acquired by Graphite Technology Group, Inc.

PITTSBURGH GENERAL WAREHOUSE INC.

On April 7, 2006, GTG Cardons LLC, a wholly owned subsidiary of Graphite Technology entered into agreement with Mechanical Services Inc. to acquire the former LTV Steel plant in Aliquippa, Pennsylvania on the Ohio River. The facility is compromised of approximately 250,000 square foot commercial warehousing with barge and crane loading and unloading and related materials handling equipment, and 15 acres of commercial zoned land. If and when the acquisition is completed, Graphite Technology plans to utilize the river port and warehousing facility for receiving and warehousing and processing raw materials and finished goods and for warehousing finished goods.


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                                  RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Therefore, in evaluating us and our business you should carefully consider the risks set forth below, which are only a few of the risks associated with investing in our common stock.

RISKS RELATING TO THE BUSINESS OF GRAPHITE TECHNOLOGY

GRAPHITE TECHNOLOGY PRESENTLY DEPENDS ON FOREIGN SUPPLIERS FOR RAW MATERIALS.

Graphite Technology is presently reliant on foreign suppliers for raw materials required by its operations and will continue to rely on them until such time as Graphite Technology can successfully develop its graphite mines. Interruptions of supply, for whatever contributing reasons, would jeopardize the manufacturing/processing business of Graphite Technology. Shortages have occurred in the past and may occur again.

THE PROCESSING AND DISTRIBUTION OF GRAPHITE, CARBON PRODUCTS AND CARBON ADDITIVES IS A HIGHLY COMPETITIVE BUSINESS. MANY OF GRAPHITE TECHNOLOGY'S COMPETITORS HAVE GREATER RESOURCES THAN GRAPHITE TECHNOLOGY.

The graphite and carbon materials industries involve mining and manufacturing/processing operations and specialists within business sectors. Graphite Technology will compete with major suppliers in North America, Europe and Asia, as well as specialist suppliers to particular industries. The success of Graphite Technology will entail gaining market share in numerous industries where graphite and carbon products are used. This may also entail price competition affecting market and product margin and may make certain business lines unprofitable to pursue. The major business lines in which Graphite Technology will compete are highly competitive and involve international and regional competitors, including established manufacturers/producers that have retained significant market share over a long history of operations. Graphite Technology could experience increased future competition. Any of these occurrences could have an adverse effect on Graphite Technology's operating results or financial condition. In addition, some of Graphite Technology's principal competitors may be less leveraged, have greater access to financial or other resources, may have lower cost operations and be better able to withstand market conditions.

Graphite Technology's competitors in the manufacturing/processing and sales of graphite products and carbon additives include major processors and suppliers as well as numerous specialty suppliers in each major business line. Graphite Technology believes these competitors include Asbury Carbons, Inc., Timcal Ltd., Graphitwerk Kropfmuhl AG, and Superior Graphite. Graphite Technology's principal competitors are more established and have greater, sales and marketing resources than Graphite Technology.


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

THE PRICE FOR GRAPHITE AND CARBON MATERIALS IS DIFFICULT TO PREDICT.

The viability of Graphite Technology's operations will be significantly affected by changes in the price of raw materials, particularly graphite and anthracite coal prices, which fluctuate and are affected by numerous factors beyond the control of Graphite Technology such as the state of the economies affecting the business of users, political influences and regulations affecting suppliers, changes in applications, or changes in the economic or regulatory environment affecting overall growth or decline of a particular industry. There is no commodities exchange at which graphite and carbon materials are traded, therefore prices for raw materials utilized by Graphite Technology are negotiated at the time of purchase.

GRAPHITE TECHNOLOGY'S MINING OPERATIONS ARE SUBJECT TO RISKS.

The commercial viability of a mineral deposit is dependent on a number of factors including the price of the raw material, exchange rates, particular attributes of the deposit such as its size, grade and proximity to infrastructure as well as other factors including financing costs, taxation, royalties, land tenure, land use, water use, power use and environmental protection. The effect of these factors on commercial viability cannot be accurately predicted.

RESERVE/RESOURCES ARE ONLY ESTIMATES.

There is uncertainty attributable to the calculation of mine resources and corresponding recovery rates ("grade") of future production. Reserves and mineral resources and grades, must be considered as estimates only. Any reported estimates of reserves or resources cited within were compiled prior to currently in effect regulations for reporting resources and reserves and as a result may not be relied upon. In addition, mine production will vary depending on prices.

TITLE TO GRAPHITE TECHNOLOGY'S MINES MAY BE CHALLENGED.

Graphite Technology investigated its rights to explore, exploit and develop its mining properties and, to the best knowledge of Graphite Technology, such rights are in good standing. No assurance can be given that such rights will not be challenged or impugned by third parties. In addition, properties in which Graphite Technology has an interest may be subject to prior unregistered agreements, transfers or claims, and title may be affected by such undetected defects.

THE MINING BUSINESS IS HEAVILY REGULATED.

Mining activities of Graphite Technology will be subject to extensive federal, provincial and local laws and regulations controlling not only the mining and exploration of Graphite Technology's mineral properties, but also the possible effects of such activities upon the environment. Permits from a variety of regulatory authorities are required for many aspects of mining operations and processes and reclamation. Future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of Graphite Technology's properties, the extent of which cannot be predicted. In the context of environmental permitting, Graphite Technology must comply with known standards, existing laws and regulations, which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority.

RISKS RELATING TO GRAPHITE TECHNOLOGY

GRAPHITE TECHNOLOGY HAS LIMITED PRIOR OPERATING HISTORY.

Graphite Technology's current business has a limited operating history. This lack of history may be important to potential customers when evaluating merits of doing business with Graphite Technology. This limited history may also make it difficult for investors to evaluate the business and prospects for Graphite Technology.

GRAPHITE TECHNOLOGY HAS REPORTED LOSSES TO DATE AND EXPECTS TO CONTINUE TO INCUR LOSSES.

Graphite Technology has losses from prior operations, currently operates at a loss, and will continue to operate at a loss indefinitely. Many factors, including but not limited to, customer acceptance of Graphite Technology's products, supplier arrangements, and response by major competitors to Graphite Technology's entry into the industry, make it impossible to predict when or whether Graphite Technology will generate sufficient revenue to sustain long-term profitability.

GRAPHITE TECHNOLOGY REQUIRES ADDITIONAL CAPITAL TO ACHIEVE PROFITABLE
OPERATIONS.

Graphite Technology will require additional capital to implement all of its planned operations. There can be no assurance that such additional funds will be available or that, if available, will be on terms acceptable to Graphite Technology. The failure to obtain additional funding when required may have a material adverse effect on Graphite Technology.

DEPENDENCE ON KEY MANAGEMENT

The success of Graphite Technology depends, to a significant degree, upon the continued service of key senior management personnel and advisors, and the continuing ability to attract, retain and motivate qualified engineers, research and development personnel, managerial and sales personnel. There can be no assurance that Graphite Technology will be able to retain existing employees or attract, retain and motivate highly- qualified personnel in the future.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Previous to now, Management of Graphite Technology's priorities were to assemble the primary business infrastructure necessary to compete effectively in the graphite and carbon materials industry, which it believes it has now assembled and which presently includes viable long term mine resources in Madagascar, Canada and China and graphite manufacturing/processing plants in New York and Pennsylvania, as well as proprietary processes and formulae and experienced operators and sales persons. In the nine month period ended December 31, 2005, Graphite Technology had sales of $898,320 versus sales in the nine month period ended December 31, 2004 of $517,719 Losses for the nine month period ended December 31, 2005 were $2,032,313 versus losses in the nine month period ended December 31, 2004 of $712,054. Management sees the current infrastructure as providing capacity and versatility to meet expected long term demand by diverse industries worldwide. Management now plans to expand Graphite Technology's manufacturing/processing facilities, including completion of its Pennsylvania process facility, establishment of certain manufacturing/processing capabilities for carbon additive materials at its Pittsburgh-based facility as and when purchased, and installing graphite process capabilities in Chenzhou City, Hunan Province, China. SOMAGRA, the joint owned company in which Graphite Technology is a 50% common equity owner and responsible for management of SOMAGRA's Madagascar based mining business, is currently reassembling previous utilized mine equipment to commence production of the Ambatombitamba Mine in summer 2006. SOMAGRA intends to modernize mine operations on a continuing basis. In Canada, Graphite Technology expects to focus on site preparation and compliance matters necessary to open Graphite Technology's Canadian mine operations at the earliest time practicable. Management also plans to co-develop the patented carbon purification technologies of its affiliate, Chenzhou Global Graphite. Management plans to add sales professionals, mining professionals and manufacturing staff throughout 2006.

ITEM 3. DESCRIPTION OF PROPERTY.

We own an approximate 90,000 square foot manufacturing and processing facility located in Brocton, New York. We lease an approximate 20,000 square foot specialized processing facility in Delano, Pennsylvania. The lease on the Delano, Pennsylvania facility commenced on January 1, 2005 and has a five year term at an annual rent of $54,000. The lease may be extended by us for two five year options. We believe that if we lost the lease at these premises, it would cause operating losses and lost of continuing business for the period of time until a suitable relocation could be identified and process equipment could be relocated. We carry an approximate $260,000 mortgage on the Brocton, New York facility.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our common stock were beneficially owned as of April 1, 2006, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) our directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options or warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 94,259,503 shares outstanding on April 1, 2006. The address of each director and executive officer listed below is c/o Graphite Technology Group, Inc., 106 Lakeside Avenue, P.O. Box 210, Delano, PA 18220.

-----------------------------------------------------------------
                                Number of
                                 Shares
                              Beneficially
      Name and Address            Owned       Percent of Class
-----------------------------------------------------------------
Derek Hirsch                   3,155,036(1)         3.35%
Co-Chairman
-----------------------------------------------------------------
Thomas G. Dugan                365,087(2)             *
Co-Chairman
-----------------------------------------------------------------
James E. Olive                 3,651,167(3)         3.90%
Director, President, and CEO
-----------------------------------------------------------------
Alvin B. Marshall              108,183(4)             *
Director, Secretary
-----------------------------------------------------------------
Edward L. Ryan Jr.             278,170(5)             *
Director
-----------------------------------------------------------------
Budea Johns                    108,183(6)             *
Director
-----------------------------------------------------------------
Bertil Akesson Jr.             108,183(7)             *
Director
-----------------------------------------------------------------
David Laudeman                 202,843(8)             *
CFO
-----------------------------------------------------------------
BP Investments Group, LLC      27,692,305          29.41%
111 Presidential Boulevard
Suite 158A
Bala Cynwyd, PA 1904
-----------------------------------------------------------------
All officers and                7,976,852           8.46%
directors as a group
(8 persons)
-----------------------------------------------------------------

* Represents less than 1%

-----------------------------

(1) Does not include 4,614,200 common shares issuable to Mr. Hirsch upon the conversion of 46,142 Series D preferred stock. The Series D preferred stock will automatically convert upon the earlier of (i) the filing of an amendment to BPK Resources' Articles of Incorporation increasing the number of authorized shares of Common Stock such that sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock; or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock. This also does not include 3,500,000 common shares issuable to Mr. Hirsch upon the conversion of 14,546 Series E preferred stock.

(2) Does not include 533,940 common shares issuable to Mr. Dugan upon the conversion of 5,339 Series D preferred stock.

(3) Does not include 5,339,832 common shares issuable to Mr. Olive upon the conversion of 53,398 Series D preferred stock.

(4) Does not include 158,217 common shares issuable to Mr. Marshall upon the conversion of 1,582 Series D preferred stock.

(5) Does not include 406,824 common shares issuable to Mr. Ryan upon the conversion of 4,068 Series D preferred stock.

(6) Does not include 158,217 common shares issuable to Mr. Johns upon the conversion of 1,582 Series D preferred stock.

(7) Does not include 158,217 common shares issuable to Mr. Akesson upon conversion of 1,582 Series D preferred stock.

(8) Does not include 296,697 common shares issuable to Mr. Laudeman upon the conversion of 2,966 Series D preferred stock.


ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The directors, officers and key employees are as follows:

Name                        Age           Position
----                        ---           --------
Derek Hirsch                      35      Co-Chairman
Thomas G. Dugan                   69      Co-Chairman
James E. Olive                    59      Director, President and CEO
Alvin B. Marshall, Esq.           66      Director and Secretary
Edward L. Ryan Jr.                56      Director
Budea Johns                       42      Director
Bertil Akesson Jr.                36      Director
David Laudeman                    44      Chief Financial Officer

The business experience, principal occupations and employment of each of the above persons during at least the last five years are set forth below.

DEREK HIRSCH. Mr. Hirsch has served as Co-Chairman of the Board of Directors of Graphite Technology since June 30, 2004. Since January, 2001, Mr. Hirsch has been the Managing Partner and Chief Investment Officer of DHCI, a Montreal based money management organization established by Mr. Hirsch. Prior to January 2001, Mr. Hirsch was the Managing Partner and Chief Investment Officer of Les Gestions AKD. Mr. Hirsch is an adjunct professor with the John Molson School of Business in Montreal, Canada. Mr. Hirsch is a resident and citizen of Canada.

THOMAS G. DUGAN. Mr. Dugan has served as Co-Chairman of the Board of Directors of Graphite Technology since June 30, 2004. From 1980 until January 2006, Mr. Dugan served as a Financial Advisor and Senior Vice President, Investments, with Legg Mason Wood Walker, Baltimore, Maryland.

JAMES E. OLIVE. Mr. Olive has been the Chief Executive Officer of Graphite Technology since April 2004 and has been a member of the Board of Directors of Graphite since June 30, 2004. From 1997 until joining Graphite, Mr. Olive was President and Chief Operating Officer of Applied Carbon Technology (America), a company engaged in the graphite business. Mr. Olive's prior experience includes his holding senior executive positions in the industrial engineering, purchasing, sales and marketing departments of Joseph Dixon Crucible Company, Amalgamate Canada and Graphite Trading Corp.

ALVIN B. MARSHALL, ESQ. Mr. Marshall has been a member of the Board of Directors of Graphite Technology. since June 30, 2004. Since 1970, Mr. Marshall has been a partner of Lipkin, Marshall, Bohorad & Thornburg P.C., a Pennsylvania based law firm specializing in corporation, financing, transactional, employment and labor law. Mr. Marshall has been Senior Managing Partner of the firm since 1995. Mr. Marshall is a member of the regional Advisory Board of Directors of M&T Bank, member of the Board of Directors of Schuylkill Economic Development Corp, and Pottsville Hospital.

EDWARD L. RYAN, JR. Mr. Ryan has been a member of the Board of Directors of Graphite Technology since June 30, 2004. Since 1996, Mr. Ryan has served as the Managing Director, Corporate Bonds of R.W. Pressprich & Co., a New York based NASD member firm. Mr. Ryan is a former Managing Director of Nomura Securities and former Senior Managing Director of Bear Stearns.

BUDEA JOHNS. Mr. Johns has been a member of the Board of Directors of Graphite Technology since June 30, 2004. Since February 2004, Mr. Johns founded and served as the President of CSG Properties, a Pittsburgh based diversified services company specializing in commercial and industrial property ownership, logistics, development and management. Prior to founding CSG, Mr. Johns was a principal and manager of Chapman Business Properties, a property management and development company.

BERTIL AKESSON, JR. Mr. Akesson has been a member of the Board of Directors of Graphite Technology since June 30, 2004. Since January 2003, Mr. Akesson has been Le President Directeur General of Societe d Commerce et de Mine (Paris, France), a mica mining, processing and sales company. Mr. Akesson is the former Sales Manager for Timcal AG (Imerys Group) for graphite and carbon product sales in Germany-Austria-Benelux from January 2001 to October 2003, and formerly associated with Graphitwerk Kropfmuhl during 1995 and 1996. Mr. Akesson will oversee Graphite's graphite sales operations in Europe and the Madagascar mining business.

DAVID LAUDEMAN, CPA, CVA. Mr. Laudeman has been Chief Financial Officer of Graphite Technology since July 1, 2004. Since 1992, Mr. Laudeman has been the Managing Member of Heckman & Laudeman LLC, certified public accountants and registered securities advisors. Mr. Laudeman is a CPA and a certified business valuation expert and registered investment advisor and member of the Advisory Board of M&T Bank and Penn State University.

EMPLOYEES

We currently have 24 full-time employees and two full time consultants. We plan to hire approximately 10 more employees or full time consultants during the next 12 months to support our expansion plans and foreign operations. We have 22 persons currently employed by SOMAGRA, our joint owned Madagascar mining business.

ITEM 6. EXECUTIVE COMPENSATION

The following table discloses the compensation we paid to our senior executive officers, in the twelve months ending March 31, 2006.

--------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------
Name and Principal              Annual Compensation
                                                       Other    Securities
                                                      Annual    Underlying  All Other
                                                     Compensa-   Options/    Compen-
Position              Year   Salary($)   Bonus($)      tion        SARs      sation($)
--------------------------------------------------------------------------------------
James E. Olive        2006   $195,000     --            --         --          --
Chief Executive
Officer
--------------------------------------------------------------------------------------
David Laudeman        2006    $75,000     --            --         --          --
CFO
--------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

No Graphite Technology employees have employment agreements.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Neither our directors and executive officers nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of our common stock, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons, has any material interest, direct or indirect, in any transaction that we have entered into since our incorporation or any proposed transaction.

ITEM 8. LEGAL PROCEEDINGS

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Prior to the merger described herein, there was no public trading market for Graphite Technology's shares.

HOLDERS

As of April 1, 2006, the number of stockholders of record of our common stock was 108.

DIVIDENDS

Graphite Technology has not paid any cash dividends on its common stock to date, and has no intention of paying such cash dividends in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under Delaware corporate law. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

TRANSFER AGENT

The transfer agent for our common stock is Stock Transfer, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania, 19003, (610) 649-7300.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

Since incorporation in April 2004 through July 2004, Graphite Technology has issued 11,585,499 of its common stock to approximately 22 founders of Graphite Technology in consideration for forming and organizing Graphite Technology. This offering and sale of shares of our common stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in
Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, all founder investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. Therefore this offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In July 2004, Graphite Technology issued 560,000 shares of its common stock to approximately 12 persons in consideration for future services as directors, officers, and/or consultants. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2004, Graphite Technology issued 120,000 shares of its common stock to Beach Lane Investments, Ltd. in connection with Beach Lane extending terms of outstanding demand notes and entering into new loans with Graphite Technology. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single entity, and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2005, Graphite Technology issued an aggregate of 704,749 shares of its common stock to four entities that were lenders to the company in satisfaction of loans then outstanding to Graphite Technology by those parties. Shares were issued to Merchant Capital Group Inc., Twinbro Capital LLC, Industry Capital Partners L.P., and Range Corp. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of entities and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2005, Graphite Technology issued 4,546 Series "A" and 1,000 Series "B" Convertible Preferred Stock, with a stated value of $100. This issue of our preferred stock was issued in exchange for $1,454,600 principal amount of outstanding loan to Graphite Technology by Derek Hirsch. This offering and sale of preferred shares qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to one lender of the company and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such stock is restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2005, Graphite Technology issued 75,000 shares of its common stock to Max Christian in connection with his agreement to be employed by Graphite Technology. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to only one person and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we belive we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February and March 2005, Graphite Technology issued the aggregate amount of 91,429 shares of its common stock to two accredited investors in exchange for $155,000. We did not pay commissions to any placement agent. The issuance of these shares was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act.

In May 2005, Graphite Technology issued 66,667 shares of its common stock to Theodore Twardzik and 66,667 to Timothy Twardzik under terms of a subscription agreement between Graphite Technology and those individuals and in connection with the payment by those individuals of $150,000 to 9102-2764 Quebec Inc., the payment of which reduced the outstanding principal amount of a then outstanding loan between Graphite Technology and 9102-2764 Quebec Inc. In addition, we issued 15,000 shares to each of Theodore Twardzik and Timothy Twardzik in connection with their appointments to the Advisory Board of Graphite Technology and in consideration of future services to be rendered by them. We also issued 10,000 shares of our common stock to Larry Belcamino in connection with his providing marketing services to Graphite Technology. These offerings and sales of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. Therefore this offering was done with no general solicitation or advertising. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In June 2005, Graphite Technology issued 597,285 shares of its common stock to Merchant Capital Group Inc. in connection with the acquisition by Graphite Technology of a priority security lien interest in mining claims and leases located in the Province of Ontario, Canada, and in connection with the acquisition by Graphite Technology of mining equipment. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was to one entity and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2005, Graphite Technology issued 600,795 shares of its common stock to Chenzhou Global Graphite Inc. in connection with the acquisition by Graphite Technology of a 37.125% common equity ownership interest in Chenzhou Global Graphite. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to a single entity and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since it agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2005, Graphite Technology issued 75,000 shares of its common stock to ShiWei Tang in connection with his agreement to continue in the role of CEO of Chenzhou Global Graphite Inc., an affiliated company. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to only one person and because of the manner of the offering. In addition, this investor had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, the Registrant has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2005, Graphite Technology issued an aggregate of 149,552 shares of its common stock to approximately five lenders of Graphite Technology, which shares were then issued in lieu of accrued interest payments due. In addition, we issued 51,433 shares of our common stock to approximately five lenders of Graphite Technology as inducement of those lenders to extend maturity dates of loans. This offering and sale of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was to an insubstantial number of persons and because of the manner of the offering. We did not undertake an offering in which we sold shares to a large number of investors. In addition, these investors had the necessary investment intent as required by
Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

In February 2006, Graphite Technology issued 5,714 share of its common stock to an accredited investor in exchange for $10,000. Graphite Technology did not pay commissions to any placement agent. The issuance of these investment units was exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act since the issuance by us did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was to one entity and because of the manner of the offering. This offering was done with no general solicitation or advertising. Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 11. DESCRIPTION OF SECURITIES

AUTHORIZED AND OUTSTANDING

Our authorized capital consists of 100 million shares of common stock, par value $.001 per share and 10 million shares of preferred stock, par value $.001 per share. As of April 19,2006, there were issued and outstanding (i) 94,259,503 shares of common stock; (ii) options to acquire 2,100,000 shares of common stock, with a weighted average exercise price of $.1367 per share; (iii) shares reserved to be issued in connection with convertible loans to acquire 9,615,385 shares of common stock; (iv) warrants to acquire 10,994,995 shares of common stock with a weighted average exercisable price of $.2472 per share; (v) 829,775 shares of Series B Convertible Preferred Stock convertible into 829,775 shares of common stock; (vi) 22,000 shares of Series C Convertible Preferred Stock convertible into 12,941,100 shares of common stock; (vii) 585,000 shares of Series D Convertible Preferred Stock convertible into 58,500,000 shares of common stock; and (viii) 14,546 shares of Series E Preferred Stock convertible into 3,500,000 shares of common stock.

COMMON STOCK

VOTING RIGHTS

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater requirement is provided by statute or by the articles of incorporation, or in the by-laws, the presence, in person or by proxy duly authorized, of the one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of a class of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

DIVIDENDS

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes does, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend (1) we would not be able to pay our debts as they become due in the usual course of business or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

PREEMPTIVE RIGHTS

Holders of our common stock are not entitled to preemptive rights, and no redemption or sinking fund provisions are applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

SERIES B PREFERRED STOCK

By resolution dated on or about March 5, 2004, BPK Resources' Board of Directors designated 829,775 of our authorized but unissued shares of preferred stock as Series B Convertible Preferred Stock (the "Series B Shares"). All Series B Shares were issued at .55 per share and are immediately convertible at the option of the holder into one share of common stock. In the event of a liquidation or dissolution of the Company, the Series B Shares automatically convert into shares of common stock at an effective conversion price of $.55 per share. Except as provided in the Nevada General Corporation Law, holders of Series B Shares have no voting rights. We can redeem the Series B Shares at any time at our option at a redemption price of $.01 per share so long as (i) the average of the closing bid prices of our common stock during the twenty trading days preceding the redemption notice date equals or exceeds $1.00 per share; and
(ii) the shares of common stock issuable upon conversion are either subject to an effective registration statement under the Securities Act of 1933, or transferable pursuant to Rule 144(k) promulgated thereunder.

SERIES C PREFERRED STOCK

On March 10, 2006, BPK Resources filed a Certificate of Designation with the Secretary of State of the State of Nevada designating 500,000 shares of our preferred stock as BPK Series C Preferred Stock (the "Series C
Certificate of Designation").
Each share of BPK Series C Preferred Stock has an original issue price of $17.00 and will automatically convert into shares of BPK Common Stock at a conversion price of $0.17 per share upon the earlier of: (i) the filing of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of BPK Common Stock such that a sufficient number of shares of BPK Common Stock is authorized and unissued so that each share of BPK Series C Preferred Stock may be converted into BPK Common Stock; or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of BPK Common Stock such that a sufficient number of shares of BPK Common Stock is authorized and unissued so that each share of BPK Series C Preferred Stock may be converted into BPK Common Stock. The holders of BPK Series C Preferred Stock have no voting rights or rights to receive dividends. However, subject to the rights of holders of any series of preferred stock which by its terms is senior to the BPK Series C Preferred Stock, in the event of any liquidation, dissolution or winding up of BPK, holders of the BPK Series C Preferred Stock will be entitled to receive in preference to the holders of BPK Common Stock an amount equal to the original issue price. In addition, all or any portion of the shares of BPK Series C Preferred Stock may be redeemed upon payment of the Purchase Price at any time by the Company in it sole discretion upon thirty (30) days' written notice to the holders of BPK Series C Preferred Stock.

SERIES D PREFERRED STOCK

On April 19, 2006, BPK Resources issued 585,000 of its Series D Preferred Stock to 46 shareholders of Graphite Technology as partial consideration for their ownership interest in Graphite Technology. Each share of Series D Preferred Stock will automatically convert into shares of Common Stock upon the earlier of: (i) the filing of an amendment to BPK Resources' Articles of Incorporation increasing the number of authorized shares of Common Stock such that sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock; or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock. The holders of Series D Preferred Stock will have no liquidation preference, voting rights or rights to receive dividends.

SERIES E PREFERRED STOCK

On April 19, 2006, BPK Resources issued 14,546 of its Series E Preferred Stock to one shareholder, Derek Hirsch, of Graphite Technology as partial consideration for his ownership interest in Graphite Technology. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series E Preferred Stock, in the event of any liquidation, dissolution or winding up of BPK Resources, holders of Series E Preferred Stock will be entitled to receive in preference to the holders of Common Stock an aggregate amount of approximately $1,454,000.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our articles of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

      o     conducted himself or herself in good faith;
      o reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
      o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 13. FINANCIAL STATEMENTS

See the financial statements included below.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On April 19, 2006, BPK Resources issued 40,000,000 shares of its common stock to 46 shareholders of Graphite Technology Group, Inc. as partial consideration for their ownership interest in Graphite Technology Group, Inc. This offering and sale of shares of common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by BPK Resources did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by BPK Resources. Based on an analysis of the above factors, BPK Resources has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 19, 2006, BPK Resources issued 585,000 of its Series D Preferred Stock to 46 shareholders of Graphite Technology Group, Inc. as partial consideration for their ownership interest in Graphite Technology Group, Inc. This offering and sale of Series D Preferred Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance by BPK Resources did not involve a public offering. The offering was not a public offering as defined in
Section 4(2) because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by BPK Resources. Based on an analysis of the above factors, BPK Resources has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 19, 2006, BPK Resources issued 14,546 of its Series E Preferred Stock to one shareholder, Derek Hirsch, of Graphite Technology Group, Inc. as partial consideration for his ownership interest in Graphite Technology Group, Inc. This offering and sale of Series E Preferred Stock qualified for exemption under
Section 4(2) of the Securities Act of 1933 since the issuance by BPK Resources did not involve a public offering. The offering was not a public offering as defined in Section 4(2) because the offer and sale was made to one person and because of the manner of the offering. In addition, this individual had the necessary investment intent as required by Section 4(2) since he agreed to, and received, share certificates bearing a legend stating that such shares are restricted. This restriction ensures that these shares will not be immediately redistributed into the market and therefore not be part of a public offering. This offering was done with no general solicitation or advertising by BPK Resources. Based on an analysis of the above factors, BPK Resources has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

BPK Resources incorporates by reference the information set forth in the
Schedule 14F-1 that it filed with the Commission on March 22, 2006

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      (b)   Resignation of Principal Officer and Directors

On April 19, 2006, Christopher Giordano resigned as Chief Executive Officer, Treasurer and Secretary of BPK Resources, effective immediately.

On April 19, 2006, Christopher Giordano, Michael Rosenbaum and Cecile T. Dibona resigned as directors of BPK Resources, effective immediately.

      (c)   Appointment of Principal Officer

On April 20, 2006, BPK Resources' board of directors appointed David Laudeman, CPA, CVA, its Chief Financial Officer, effective immediately. Mr. Laudeman has been Chief Financial Officer of Graphite Technologies since July 1, 2004. Since 1992, Mr. Laudeman has been the Managing Member of Hechman & Laudeman LLC, certified public accountants and registered securities advisors. Mr. Laudeman is a CPA and a certified business valuation expert and registered investment advisor and member of the Advisory Board of M&T Bank and Penn State University.

      (d)   Appointment of Directors

On April 19, 2006, the following persons were appointed directors of BPK
Resources: Derek Hirsch, Thomas G. Dugan, James E. Olive, Alvin B. Marshall, Edward L. Ryan, Budea Johns and Bertil Akesson.

Neither Derek Hirsch, Thomas G. Dugan, James E. Olive, Alvin B. Marshall, Edward
L. Ryan, Budea Johns and Bertil Akesson, Jr., nor any of their respective affiliates, has been involved in any transaction with BPK Resources or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission. Similarly, neither of them has a familial relationship with any current or proposed director or executive officer of BPK Resources.

Item 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On April 19, 2006, the board of directors of BPK Resources approved and adopted an amendment of BPK Resources By-Laws. The purpose of the amendment was to increase the size of the board from a number between one and five to a number between one and seven. The amendment was effective immediately.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

The information provided in Item 2.01 of this Report is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Listed below are the financial statements and pro forma financial information filed as a part of this report:

(a) Financial Statements of Business Acquired

Audited financial statements of Graphite Technology Group, Inc. as of March 31, 2005 and for the period from April 27, 2004 (date of inception) to March 31, 2005.

Financial statements of Graphite Technology Group, Inc. as of December 31, 2005 and 2004 and for the nine month periods ended December 31, 2005 and the period from April 27, 2004 (date of inception) to December 31, 2004.

Financial statements of Applied Carbon Technology (America), Inc. as of April 30, 2004 and December 31, 2003 and for the four and twelve month periods then ended.

(b) Pro Forma Consolidated Financial Information

Pro forma financial information showing the effects of the acquisition of Graphite Technology Group, Inc. as of December 31, 2005 and for the nine months ended December 31, 2005.

(c) Not applicable.

(d) Exhibits

3.1   Articles of Incorporation (1)

3.2   By-Laws (1)

10.1 Purchase and Sale Agreement between Chenzhou Global Graphite, Inc. and Graphite Technology Group, Inc. dated October 13, 2005 (2)

10.2 Purchase and Sale Agreement Carlant Holdings Limited, Graphite Lake Resources Ltd. And Graphite Technology Group, Inc. dated November 10, 2005 (2)

10.3 Option Agreement between Vinecrest Management Services Limited and Graphite Technology Group, Inc. dated February 17, 2006 (2)

10.4 Option Agreement between Vincent Sheehan and Graphite Technology Group, Inc. dated February 17, 2006 (2)

10.5 Deed of Trust between Robert J. Bassermann and Vinecrest Management Services Ltd. And Graphite Technology Group, Inc. dated February 20, 2006
      (2)

10.6 Deed of Trust between Robert J. Bassermann and Vincent Sheehan and Graphite Technology Group, Inc. dated February 20, 2006 (2)

10.7 Purchase and Sale Agreement between International Graphite, Inc. Crich Holdings & Buildings and Graphite Technology Group dated March 9, 2006
      (2)

10.8 Purchase and Sale Agreement between Bertil Akesson, Societe Malagasy du Grafit and Graphite Technology Group, Inc. dated March 26, 2006 (2)

10.9  Lease Agreement for Delano, Pennsylvania property. (2)

_______________________

   (1) Incorporated by reference to the Form SB-2 filed on September 2, 1999
   (2) Filed herewith


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BPK RESOURCES, INC.


Dated: April 25, 2006              By: /s/ James E. Olive
                                       -----------------------
                                       Chief Executive Officer

                                 EXHIBIT INDEX


10.1 Purchase and Sale Agreement between Chenzhou Global Graphite, Inc. and Graphite Technology Group, Inc. dated October 13, 2005

10.2 Purchase and Sale Agreement Carlant Holdings Limited, Graphite Lake Resources Ltd. And Graphite Technology Group, Inc. dated November 10, 2005

10.3 Option Agreement between Vinecrest Management Services Limited and Graphite Technology Group, Inc. dated February 17, 2006

10.4 Option Agreement between Vincent Sheehan and Graphite Technology Group, Inc. dated February 17, 2006

10.5 Deed of Trust between Robert J. Bassermann and Vinecrest Management Services Ltd. And Graphite Technology Group, Inc. dated February 20, 2006

10.6 Deed of Trust between Robert J. Bassermann and Vincent Sheehan and Graphite Technology Group, Inc. dated February 20, 2006

10.7 Purchase and Sale Agreement between International Graphite, Inc. Crich Holdings & Buildings and Graphite Technology Group dated March 9, 2006
      (2)

10.8 Purchase and Sale Agreement between Bertil Akesson, Societe Malagasy du Grafit and Graphite Technology Group, Inc. dated March 26, 2006

10.9  Lease Agreement for Delano, Pennsylvania property.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


Audited Financial Statements of Graphite Technology Group, Inc.:

Independent Auditor's Report on the Financial Statements                     F-1

Balance Sheet - March 31, 2005                                               F-2

Statement of Operations - Period ended March 31, 2005                        F-4

Statement of Stockholders' Equity - Period ended March 31, 2005              F-5

Statement of Cash Flows - Period ended March 31, 2005                        F-6

Notes to Financial Statements                                         F-8 - F-23

_______________________________________________


Unaudited Financial Statements of Graphite Technology Group, Inc.:

Unaudited Balance Sheets - December 31, 2005 and 2004                       F-24

Unaudited Statements of Operations - Nine Months ended December 31, 2005 F-26 and for the period from April 27, 2004 (date of inception) to December 31,
2004

Unaudited Statement of Stockholders' Equity - Nine Months ended December F-27 31, 2005

Unaudited Statements of Cash Flows - Nine Months Ended December 31, 2005 F-28 and for the period from April 27, 2004 (date of inception) to December 31,
2004

Notes to Unaudited Fianacial Statements                              F-30 - F-49

_______________________________________________


Unaudited Financial Statements of Applied Carbon Technology (America), Inc.:

Unaudited Balance Sheets - April 30, 2004 and December 31, 2003             F-50

Unaudited Statements of Operations - Four and Twelve month periods ended F-52 April 30, 2004 and December 31, 2003

Unaudited Statements of Stockholder's Equity - Four and Twelve month F-53 periods ended April 30, 2004 and December 31, 2003

Unaudited Statements of Cash Flows - Four and Nine month periods ended F-54 April 30, 2004 and December 31, 2003

Notes to Unaudited Financial Statements                              F-55 - F-58

_______________________________________________


Unaudited Pro Forma Financial Statements:

Pro Forma financial information as of December 31, 2005                     F-59

Pro Forma financial information for the nine months ended                   F-61
December 31, 2005

                          Independent Auditor's Report
                           on the Financial Statements

To the Board of Directors
Graphite Technology Group, Inc.

      We have audited the accompanying balance sheet of Graphite Technology Group, Inc. as of March 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from April 27, 2004 (date of inception) to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphite Technology Group, Inc. at March 31, 2005 and the results of its operations and its cash flows for the period from April 27, 2004 (date of inception) to March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.


/s/ Beard Miller Company LLP
----------------------------
Beard Miller Company LLP
Reading, Pennsylvania
March 16, 2006

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Balance Sheet
March 31, 2005

                                                                         2005
                                                                      ----------

                                     Assets
Current Assets


   Cash                                                               $   88,260
   Restricted cash                                                        15,000
   Trade accounts receivable                                             141,106
   Other receivable                                                        2,923
   Inventories                                                           341,095
   Prepaid expenses                                                      324,598
                                                                      ----------

      Total Current Assets                                               912,982

Property, Plant and Equipment, Net                                     4,686,966

Goodwill                                                                 800,240
                                                                      ----------


      Total Assets                                                    $6,400,188
                                                                      ==========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Balance Sheet
March 31, 2005

                                                                        2005
                                                                    -----------
                      Liabilities and Stockholders' Equity
Current Liabilities


   Current maturities of long-term debt                             $   450,049
   Current maturity of capital lease obligation                           3,375
   Notes payable, demand, stockholders                                1,999,131
   Accounts payable                                                     910,805
   Accrued expenses                                                     121,067
   Due to related parties                                                53,221
                                                                    -----------

      Total Current Liabilities                                       3,537,648

Long-Term Debt, less Current Maturities
   Related parties                                                      932,947
   Other                                                                 75,462
                                                                    -----------

      Total Long-Term Debt                                            1,008,409
                                                                    -----------

Capital Lease Obligation, less Current Maturity                           6,150
                                                                    -----------

      Total Liabilities                                               4,552,207
                                                                    -----------

Stockholders' Equity

   Class A preferred stock; $0.001 par value;
      authorized 500,000 shares; issued and
      outstanding 4,546 shares (involuntary
      liquidation value - $454,618 at March 31, 2005)                         5
   Class B preferred stock; $0.001 par value;
      authorized 500,000 shares; issued and
      outstanding 10,000 shares (involuntary
      liquidation value - $1,000,000 at March 31, 2005)                      10
   Common stock, $0.001 par value; authorized
      25,000,000 shares; issued and outstanding
      13,145,677 shares                                                  13,146
   Paid-in capital                                                    2,924,110
   Accumulated deficit                                               (1,089,290)
                                                                    -----------

      Total Stockholders' Equity                                      1,847,981
                                                                    -----------

      Total Liabilities and Stockholders' Equity                    $ 6,400,188
                                                                    ===========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statement of Operations
Period Ended March 31, 2005
                                                                       2005
                                                                    -----------

Net Sales                                                            $  752,933

Cost of Sales                                                           348,098
                                                                    -----------

      Gross Profit                                                      404,835

Selling, General and Administrative Expenses                          1,254,314
                                                                    -----------

      Operating Loss                                                   (849,479)
                                                                    -----------

Other Expenses
   Interest expense                                                    (235,150)
   Other expenses                                                        (4,661)
                                                                    -----------

      Total Other Expenses                                             (239,811)
                                                                    -----------

      Net Loss                                                      ($1,089,290)
                                                                    ===========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statement of Stockholders' Equity
Period Ended March 31, 2005

                                           Class A                    Class B
                                      Preferred Stock             Preferred Stock              Common Stock
                                 -------------------------   -------------------------   -------------------------
                                    Shares      Par Value      Shares       Par Value      Shares       Par Value
                                 -----------   -----------   -----------   -----------   -----------   -----------
Balance - April 27, 2004
 (Date of Inception)                       0   $         0             0   $         0   $         0   $         0

  Initial issuance of
     common stock                          0             0             0             0    10,240,186        10,240
  Shares issued and capital
     contributed in connection
     with the Company's
     acquisition of Applied
     Carbon Technology
     (America), Inc.                       0             0             0             0     1,354,313         1,355
  Conversion of $454,618
     of debt into 4,546
     shares of Class A
     nonvoting preferred
     stock                             4,546             5             0             0             0             0
  Conversion of $1,000,000
     of debt into 10,000
     shares of Class B
     nonvoting  preferred
     stock                                 0             0        10,000            10             0             0
  Conversion of $1,035,412
     of debt into 704,749
     shares of common stock                0             0             0             0       704,749           705
  Issuance of 91,429
     shares of common
     stock in exchange for
     $155,000 of cash                      0             0             0             0        91,429            91
  Other issuances of
     common stock                          0             0             0             0       755,000           755
  Net loss                                 0             0             0             0             0             0
                                 -----------   -----------   -----------   -----------   -----------   -----------

Balance - March 31, 2005               4,546   $         5        10,000   $        10    13,145,677   $    13,146
                                 ===========   ===========   ===========   ===========   ===========   ===========

                                                                   Total
                                    Paid-in     Accumulated    Stockholders'
                                    Capital       Deficit        Equity
                                 -----------    -----------    -----------
Balance - April 27, 2004
 (Date of Inception)             $         0    $         0    $         0

  Initial issuance of
     common stock                    (10,240)             0              0
  Shares issued and capital
     contributed in connection
     with the Company's
     acquisition of Applied
     Carbon Technology
     (America), Inc.                 290,886              0        292,241
  Conversion of $454,618
     of debt into 4,546
     shares of Class A
     nonvoting preferred
     stock                           454,613              0        454,618
  Conversion of $1,000,000
     of debt into 10,000
     shares of Class B
     nonvoting  preferred
     stock                           999,990              0      1,000,000
  Conversion of $1,035,412
     of debt into 704,749
     shares of common stock        1,034,707              0      1,035,412
  Issuance of 91,429
     shares of common
     stock in exchange for
     $155,000 of cash                154,909              0        155,000
  Other issuances of
     common stock                       (755)             0              0
  Net loss                                 0     (1,089,290)    (1,089,290)
                                 -----------    -----------    -----------

Balance - March 31, 2005         $ 2,924,110    ($1,089,290)   $ 1,847,981
                                 ===========    ===========    ===========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statement of Cash Flows
Period Ended March 31, 2005

                                                                        2005
                                                                    -----------
Cash Flows from Operating Activities
   Net loss                                                         ($1,089,290)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                                   197,942
        Interest capitalized on notes payable                            78,893
        (Increase) in assets:
           Trade accounts receivable and other receivable               (12,159)
           Inventories                                                 (218,208)
           Prepaid expenses                                            (159,998)
        Increase in liabilities:
           Accounts payable                                             662,047
           Accrued expenses                                             121,067
           Due to related parties                                        53,221
                                                                    -----------

         Net Cash Used in Operating Activities                         (366,485)
                                                                    -----------

Cash Flows Used in Investing Activities
   Purchase of property, plant, and equipment                          (950,732)
                                                                    -----------

Cash Flows from Financing Activities
   Repayment of capital lease obligation                                 (1,075)
   Proceeds from the issuance of common stock                           155,000
   Proceeds from demand notes payable, related
      parties                                                         1,983,489
   Repayments on demand notes payable, related
      parties                                                          (825,000)
   Proceeds from the issuance of long-term debt:
      Related parties                                                   474,975
      Other                                                             100,000
   Repayments on long-term debt:
      Related parties                                                  (249,975)
      Other                                                            (216,937)
                                                                    -----------

         Net Cash Provided by Financing Activities                    1,420,477
                                                                    -----------

         Net Increase in Cash                                           103,260

Cash - Beginning                                                              0
                                                                    -----------

Cash - Ending                                                       $   103,260
                                                                    ===========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statement of Cash Flows
Period Ended March 31, 2005


                                                                        2005
                                                                    -----------
Supplemental Disclosure of Cash Flow Information

   Interest paid                                                      $  162,916
                                                                      ==========

Supplemental Disclosures of Noncash Investing and
   Financing Activities
   Acquisition of certain assets and liabilities of
      Applied Carbon Technology (America), Inc. in
      exchange for seller financing ($600,000) and
      forgiveness of accounts payable due to a
      Company shareholder and associated
      contribution of capital ($292,241) to the
      Company (see Note 3)                                            $  892,241
                                                                      ==========

   Debt converted to common stock                                     $1,035,412
                                                                      ==========

   Debt converted to preferred stock                                  $1,454,618
                                                                      ==========


   Equipment acquired by direct financing                             $  438,100
                                                                      ==========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 1 - Nature of Operations

         Graphite Technology Group, Inc. (the "Company") is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials for use in aerospace, automotive, lubricants, refractory, and emerging industries such as composite materials, conductive composite polymers and plastics and fuel cells. The Company has processing facilities located in New York and Pennsylvania and, subsequent to March 31, 2005, became the owner/developer of graphite mines located in Canada, Madagascar, and China. The Company is an ISO certified manufacturer: ISO 9001: 2000. The Company maintains its administrative offices in Delano, Pennsylvania. The Company was organized on April 27, 2004 (date of inception).


Note 2 - Significant Accounting Policies

         Cash

            Cash is on deposit in banks and other financial institutions. In the normal course of business, the Company may have deposits which exceed the insured limits. For the statement of cash flow purposes cash includes a $15,000 deposit held as collateral by a bank (Note
            7).

         Inventories

            Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out (FIFO) method.

         Goodwill

            The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," which governs financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives are amortized over their useful lives.

            SFAS No. 142 requires that goodwill be tested for impairment at least annually utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each of its reporting units and compare it to the carrying value, including goodwill, of such reporting units. If the fair value exceeds the carrying value, no impairment loss is recognized. However, a carrying value that exceeds its fair value may be an indication of impaired goodwill. The amount, if any, of the impairment would then be measured and an impairment loss would be recognized. As of March 31, 2005, no adjustment for impairment is deemed necessary. The Company will evaluate its goodwill, at least annually, and will reflect the impairment of goodwill, if any, in the results of operations in the income statement.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 2 - Significant Accounting Policies (Continued)

         Shipping and Handling Costs

            The Company records shipping and handling costs related to products sold and shipped as a component of cost of sales. Such costs amounted to $34,487 for the period ended March 31, 2005.

         Trade Accounts Receivable

            Trade accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on past experience, agings of the receivables, adverse situations that may affect a customer's ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. Based upon such procedures management has determined that no allowance is required as of March 31, 2005.

            Net sales from the Company's five largest customers accounted for 67% of net sales for the period ended March 31, 2005. Accounts receivable from these customers accounted for 68% of the accounts receivable balance at March 31, 2005.

         Property, Plant and Equipment

            Property, plant and equipment are carried at original cost. Maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

            Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

                                                          Years
                                                         -------
                   Buildings and improvements              40
                   Machinery and equipment                 10
                   Office furniture and
                      equipment                           5 - 7


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 2 - Significant Accounting Policies (Continued)

         Income Taxes

            Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Advertising

            It is the Company's policy to expense advertising costs as incurred. Advertising expense for the period ended March 31, 2005 was $1,991.

         Estimates and Assumptions

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 3 - Business Acquisition

         On July 31, 2004, the Company completed the acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. (ACT), a company engaged in the processing and supplying of natural and synthetic graphite flakes. ACT was a wholly-owned subsidiary of Merchant Capital Group. This acquisition was consummated in order to enable the Company to build its product lines. The purchase price for this acquisition was $892,241 in the form of seller financing in the amount of $600,000 and ACT payables forgiven by a shareholder of the Company in the amount of $292,241, for which this shareholder contributed capital to the Company. The acquisition was accounted for under the purchase method of accounting and the operating results from this operation have been included in the financial statements from the date of the acquisition. Prior to this acquisition the Company was engaged to manage the operations of ACT for which the Company earned a management fee of approximately $380,000, which was offset by amounts owed to ACT by the Company at the date of acquisition. ACT was insolvent, however, the Company agreed to manage ACT's operations in order to sustain such operations through the date of acquisition. The purchase price was allocated based upon the estimated fair value of the assets acquired and liabilities assumed as follows:

                  Inventory                                  $  122,887
                  Goodwill                                      800,240
                  Accounts receivable                           131,870
                  Other assets                                  164,600
                  Property and equipment                      3,496,076
                                                             ----------

                       Total Assets Acquired                  4,715,673
                                                             ----------

                  Accounts payable                              248,758
                  Notes payable                               3,574,674
                                                             ----------

                       Total Liabilities Assumed              3,823,432
                                                             ----------

                       Purchase Price                        $  892,241
                                                             ==========

         Under current accounting rules, goodwill resulting from this acquisition is not being systematically amortized but will be subjected to annual impairment tests and will be written down to its estimated fair value when and if the impairment test indicates that the carrying value of goodwill exceeds its fair value. The goodwill resulting from this acquisition is deductible for tax purposes.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 4 - Inventories

            Inventories at March 31, 2005 consist of the following:

                Finished goods                                        $  83,864
                Work-in-process                                           3,926
                Raw materials                                           253,305
                                                                      ---------

                                                                      $ 341,095
                                                                      =========

Note 5 - Property, Plant and Equipment

         Property, plant and equipment at March 31, 2005 consist of the following:

            Land, buildings and improvements                        $   170,000
            Machinery, office furniture, and
               equipment                                              2,909,000
            Construction in progress                                  1,805,908
                                                                    -----------

                                                                      4,884,908

            Accumulated depreciation                                   (197,942)
                                                                    -----------

                                                                    $ 4,686,966
                                                                    ===========

         Depreciation expense was $197,942 for the period ended March 31, 2005.


Note 6 - Notes Payable, Demand, Stockholders

         Notes payable, demand, consists of the following as of March 31, 2005:

             Industry Capital:
                Note payable due on demand. Interest is
                   charged at 7.00%, collateralized by all
                   unsubordinated assets of the Company.
                   Industry Capital is owned by certain
                   stockholders of the Company.                       $  50,000
             Beach Capital:
                Note payable due on demand or July 31, 2005,
                   whichever is later. Interest is charged at
                   9.00%, collateralized by the Company's
                   inventory. Beach Capital is owned by
                   certain stockholders of the Company.                 127,744
                Note payable due on demand with 60 days
                   notice. Interest is charged at 6.00%,
                   collateralized by all of the Company's
                   unsubordinated assets. Beach Capital is
                   owned by certain stockholders of the
                   Company.                                             975,000


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 6 - Notes Payable, Demand, Stockholders (Continued)

             Individual stockholder:
                   Loan payable due on demand or October 30,
                        2005 whichever is later.  Interest is
                        charged at 8.00%, collateralized by all
                        unsubordinated assets of the Company.        $   50,000
             Quebec, Inc.
                   Note payable due on demand or July 31, 2005
                        whichever is later.  Interest is charged
                        at 9.00%, collateralized by the Company's
                        inventory.  Quebec, Inc. is owned by
                        certain stockholders of the Company.            339,162
                   Note payable due on demand.  Interest is
                        charged at 6.00%, collateralized by all
                        unsubordinated assets of the Company.
                        Quebec, Inc. is owned by certain
                        stockholders of the Company.                    457,225
                                                                     ----------
                                                                     $1,999,131
                                                                     ==========

Note 7 - Long-Term Debt

         Long-term debt consists of the following as of March 31, 2005:

             Keystone Nazareth Bank & Trust:
                   Installment loan payable in monthly principal
                        and interest payment of $2,408 through
                        February 2009.  Interest is charged at
                        7.22%.  Loan is collateralized by specific
                        equipment and also restricts the use of a
                        $15,000 deposit with Keystone Nazareth
                        Bank & Trust.                                $   98,011
             Atlas Mine & Mill Supply
                   Loan payable on June 15, 2005. Interest is
                        charged at 8.00%, collateralized by
                        specific equipment.                             427,500
             Twinboro Financial LLC
                   Loan payable on September 30, 2007. Interest
                        only payments until September 30, 2007.
                        Interest is charged at 9.00%, collateralized
                        by a mortgage on the Company's Brocton
                        Facility.  Twinboro Financial LLC is
                        owned by certain stockholders of the
                        Company.                                        225,000


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 7 - Long-Term Debt (Continued)
             Knox Insurance Brokers, Ltd.
                   Loan payable due on December 30, 2006.
                        Interest only payments through
                        December 31, 2006. Interest is charged at
                        9.00%, collateralized by specific
                        equipment.  This debt including accrued
                        interest is convertible to common stock at
                        $1.50 for one common share.  Knox is
                        owned by certain stockholders of the
                        Company.                                     $  190,000
             Quebec, Inc.
                   Loan payable on December 30, 2006.  Interest
                        only payments through December 30,
                        2006.  Interest is charged at 9.0%,
                        collateralized by certain equipment.  This
                        debt including accrued interest is
                        convertible to common stock at $1.50 for
                        one common share. Quebec, Inc. is owned
                        by certain stockholders of the Company.         249,975
             Derek Hirsch
                   Loan payable on July 31, 2006.  Interest only
                        payments through July 31, 2006.  Interest
                        is charged at 6.00%, secured by a
                        mortgage on the Company's Brocton, New
                        York facility.  Derek Hirsch is a
                        stockholder of the Company.                     267,972
                                                                     ----------

                                                                      1,458,458

             Current maturities                                        (450,049)
                                                                     ----------

                                                                     $1,008,409
                                                                     ==========


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 7 - Long-Term Debt (Continued)

         Aggregate maturities on long-term debt as of March 31, 2005 are due in future years as follows:

                                       Related
                                       Parties          Other          Total
                                     ----------      ----------      ----------
       Period ending March 31:
              2006                   $        0      $  450,049      $  450,049
              2007                      707,947          24,232         732,179
              2008                      225,000          26,040         251,040
              2009                            0          25,190          25,190
                                     ----------      ----------      ----------

                                     $  932,947      $  525,511      $1,458,458
                                     ==========      ==========      ==========

         Of total interest expense incurred of $235,150, interest expense of $195,224 was incurred with related parties for the period ended March 31, 2005.

Note 8 - Capital Lease Obligations

         During the period ended March 31, 2005, the Company entered into a three-year lease agreement for the use of equipment. The lease, which qualifies as a capital lease obligation, requires monthly payments of $326 through November 2007.

         The following amounts represent annual lease payments by year and in the aggregate including amounts which represent interest and current maturities at March 31, 2005:

       Year ending March 31:
              2006                            $  3,912
              2007                               3,912
              2008                               2,608
                                              --------

                                                10,432

       Amount representing interest               (907)
                                              --------

                                              $  9,525
                                              ========

         The following amounts are included in property and equipment related to the above lease at March 31, 2005:

       Machinery and equipment                $ 13,350
       Accumulated depreciation                   (445)
                                              --------

                                              $12,905
                                              ========


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 9 - Income Taxes

         The income tax provision recorded in the financial statements differs from the expense that would result from applying federal statutory rates to income before income taxes because the Company has fully reserved all net deferred tax assets.

         Net deferred tax assets consisted of the following components as of March 31, 2005:

            Deferred tax assets:
               State and federal loss
               carryforwards                                   $ 407,691
               Other                                               2,857
                                                               ---------

                 Total Deferred Tax Assets                       410,548

            Valuation allowance                                 (334,700)
                                                               ---------

                 Net Deferred Tax Assets                          75,848
                                                               ---------

            Deferred tax liabilities:
               Property and equipment                             63,790
               Goodwill                                           12,058
                                                               ---------

                 Total Deferred Tax Liabilities                   75,848
                                                               ---------

                 Net Deferred Tax Asset                        $      --
                                                               =========

         As of March 31, 2005, the Company has approximately $1,200,000 of federal and state net operating loss carryforwards to offset future taxable income for income tax purposes. The net operating loss carryforwards expire through March 2025.

         The Company increased its valuation allowance by $334,700 for the period ended March 31, 2005.

Note 10 - Leases

         The Company leases a warehouse and administrative facility from a related party under a lease that expires in September 2009. Monthly rent for this facility was $4,500 through December 2004 and was increased to $4,539 effective January 1, 2005. All costs of maintaining and operating the facility are paid by the Company.

         The Company guarantees the debt of this related party. Debt outstanding at March 31, 2005 was $495,182. The Company would be required to honor this guarantee should the related party default. The Company would have recourse against the building currently rented.

         The Company also leases vehicles and equipment under noncancellable operating leases. Total monthly payments are $2,722 and the leases expire in various intervals through April 2009.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 10 - Leases (Continued)

         At March 31, 2005, minimum lease payments for the next five years are as follows:

                                      Related
                                       Party            Other          Total
                                     ----------      ----------      ----------
              2006                    $  54,468      $   32,663      $   87,131
              2007                       54,468          32,224          86,692
              2008                       54,468          14,406          68,874
              2009                       54,468           7,517          61,985
              2010                       40,851               0          40,851
                                     ----------      ----------      ----------

                                     $  258,723      $   86,810      $  345,533
                                     ==========      ==========      ==========

         Total rental expense for the period ended March 31, 2005 amounted to $101,025 of which $40,600 was paid to a related party.


Note 11 - Stockholders' Equity

         Series A preferred stock consists of 500,000 authorized nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company at the rate of $2.25 of such dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2005. Total dividends in arrears were $3,788 at March 31, 2005. Each share of Series A preferred stock shall be convertible, at the option of the holder, into 44.44 shares of the Company's common stock. Part or all of the Series A preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series A preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005
Note 11 - Stockholders' Equity (Continued)

         Series B preferred stock consists of 500,000 nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series B preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company's common stock at the rate of $3.25 of dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2005. Total dividends in arrears were $8,333 at March 31, 2005. Each share of Series B preferred stock shall be convertible, at the option of the holder, into 30.77 shares of the Company's common stock. Part or all of the Series B preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series B preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company.

         In connection with the formation of the Company on April 27, 2004, 10,240,186 shares of common stock were issued to the initial shareholders of the Company. Also in conjunction with the acquisition of ACT (Note 3) 1,354,313 common shares were issued and capital of $292,241 was contributed to the Company.

         During the period ended March 31, 2005, the Company converted debt totaling $2,490,030 into 704,749 shares of common stock valued at ($1,035,412), 4,546 shares of Class A preferred stock valued at ($454,618) and 10,000 shares of Class B preferred stock valued at ($1,000,000). This debt was included in the notes payable assumed and seller financed purchase price in conjunction with the acquisition of ACT in July 2004 (see Note 3).

Note 12 - Commitments and Contingencies

         During the period ended March 31, 2005, the Company entered into two contracts to purchase amorphous and flake graphite. The Agreements specified a partial payment upon placing the order and the remaining balance to be paid upon the receipt of goods. The initial payment of $263,642 was paid prior to March 31, 2005 and is included in prepaid expenses. The Company must pay the remaining $443,000 when all of the graphite is received.

         The Company has entered into two agreements to purchase certain production equipment for its Delano facility. The remaining commitment under these agreements was $267,000 at March 31, 2005.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 13 - Subsequent Events

         A number of material agreements affecting the Company, its future operations and financial position have occurred during the period following March 31, 2005. The following summarizes these matters:

         Agreement between the Company, M. Bertil Akesson, Societe Miniere de la
               Grande Ile, and SOMAGRA

            On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson"), Le President Directeur General of Societe Miniere de la Grande Ile and Societe Malagese du Graphit (SOMAGRA) by which the Company will purchase 50% ownership of all SOMAGRA's owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site. Ownership will be unencumbered. It is expected that ownership will transfer to a company to be formed as a wholly-owned subsidiary of the Company, GTG Madagascar.

            By terms of the agreement, the Company will finance, manage, operate and develop the graphite mines.

            The purchase agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash, of which $200,000 has been paid subsequent to year-end. The additional $1.8 million is due at the earliest date after all governmental approvals, mining permits and licenses are secured through the issue of 615,385 shares of the Company's common stock.

            The agreement is conditional upon receiving, to the complete satisfaction of the Company, all pertinent approvals in compliance with Madagascar corporate law and mining regulation.

         Issuance of 452,489 Common Shares to Merchant Capital Group (Merchant)

            On June 1, 2005, the Company purchased the priority security lien interest held by Merchant over the assets of International Graphite Inc. (IGI), a Canadian private company and owner of mineral claims and leases partly comprising the "Kearney Graphite Mine" (Kearney), in Ontario, Canada, that IGI owned. The priority security interest arose from a default of loan and financial commitments to Merchant. The transaction value was deemed to have a worth of $1,250,000 for which Graphite negotiated with Merchant the issuance of 452,489 common shares in payment. By purchasing the security interest, the Company assured itself that it would control the disposition of the mine claims and leases through its secured creditor standing. The transaction was based in U.S. dollars.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 13 - Subsequent Events (Continued)

         Issuance of 452,489 Common Shares to Merchant Capital Group (Merchant)
               (Continued)

            On November 10, 2005, the Company entered into agreement with Carlant Holdings, which agreement was superseded by the Agreement of Purchase & Sale, dated March 9, 2006, between the Company, IGI and Crich Holdings & Buildings Ltd., by which the Company will purchase the mineral claims and leases controlled by IGI on about March 27, 2006. Consideration is (i) the cancellation of the above $1.25 million security interest, (ii) CDN $125,000, (iii) Promissory Note in the principal amount of CDN $480,010, and (iv) the issue for $437,000 U.S. "Equity Participation Units," convertible to common shares and warrants of the Company post the merger of the Company into BPK Resources, Inc. (See following subsequent event discussion later in this note).

         Purchase of Canadian Mining Equipment

            A series of transactions by the Company resulted in purchasing title to Canadian mining equipment currently on site at Kearney.

            Merchant Capital Group

            On June 1, 2005, the Company issued 144,796 common shares valued at $400,000 to Merchant to purchase equipment at Kearney, subject to the Company satisfying a $375,000 prior claim on this equipment.

            Bradford-Bachinski in Trust

            On November 15, 2005, the Company became a guarantor of a loan between Graphite Lake Resources Ltd. ("GLRL") as Borrower and Bradford-Bachinski in Trust as Lender in the principal amount of $375,000, interest at 9%, maturing December 15, 2008. The Company expects to honor this guarantee and in turn own full title to all equipment at Kearney.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 13 - Subsequent Events (Continued)

         Agreement between the Company and Chenzhou Global Graphite Inc.

            On October 13, 2005, the Company purchased 37.125% ownership of Chenzhou Global Graphite Inc. (a Company incorporated in Hunan Province, China) ("Chenzhou"). Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2% fixed carbon) represents the potential for better and lower cost material solutions for numerous industrial applications. The Company and Chenzhou will collaborate to commercialize the product potential of the patented technology. In addition, Chenzhou has an agreement to become the majority owner and the licensed operator of a graphite mine in Jiangxi Province, China. Chenzhou will also have mining rights and licenses for mining amorphous graphite in Hunan Province. The transaction entailed a share exchange of 600,795 common shares issued by the Company for 3,712,500 common shares representing 37.125% ownership of Chenzhou Global (value of $1,652,186). The Company is also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash.

         Agreements between the Company and Vinecrest Management Services Ltd., and Vincent Sheehan

            On December 30, 2005, the board of directors approved the acquisition by the Company of mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of Kearney. Additional mining claims and leases that are contiguous to Kearney were also acquired. The mineral claims and leases are to be acquired by the Company in two separate transactions, one with Vinecrest Management Services, Ltd., and the second with Vincent Sheehan in the amount of $150,000. All acquired claims and leases from those parties will be subject to royalty payments. Agreements with each of the parties were finalized on February 17, 2006 and closed on February 20, 2006.

         Merger Agreement between the Company and BPK Resources, Inc.

            On March 9, 2006, the Company signed a merger agreement with BPK Resources, Inc. (BPK), a Nevada corporation publicly traded through the facilities of NASDAQ OTC. Prior to this merger agreement the Company received bridge financing from BPK. This financing was made in connection with the Company signing a Letter of Intent by which the Company would merge with a subsidiary of BPK. The Letter of Intent was signed in December 2005. On December 26, 2005, the Company and BPK signed a promissory note whereby BPK would loan to the Company up to $750,000. This note bears interest at 12%. This note is secured by all of the assets of the Company. In the event the merger does not take place BPK has the option to purchase shares of the Company's common stock for $750,000 up to December 31, 2008. During December 2005 and January 2006 the Company borrowed $750,000 on this note.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 13 - Subsequent Events (Continued)

            On February 7, 2006, the Company and BPK entered into an additional promissory note to loan up to an additional $1,000,000 to the Company in contemplation of the Merger. This note bears interest at an annual rate of 12% and is secured by all of the Company's assets. The unpaid principal balance of this note, together with all accrued and unpaid interest thereon, is due no later than March 31, 2006. BPK has advanced $1,000,000 on this note.

            Under the February 7, 2006 note, BPK has the option to purchase up to 13.33% of the Company's then outstanding shares of common stock calculated on a fully diluted basis for up to $1,000,000 at any time prior to December 31, 2008. This option may only be exercised in the event the Company determines not to proceed with the Merger.

            On March 10, 2006, BPK entered into a third promissory note with the Company to loan up to an additional $1,000,000 to the Company in contemplation of the Merger. This Note bears interest at an annual rate of 12% and is secured by all of the Company's assets. The unpaid principal balance of this note, together with all accrued and unpaid interest thereon, is due no later than March 31, 2006. BPK has advanced $208,000 to the Company under this note.

            Under the March 10, 2006 note, BPK has the option to purchase up to 13.33% of the Company's then outstanding shares of common stock calculated on a fully diluted basis for up to $1,000,000 at any time prior to December 31, 2008. This option may only be exercised in the event the Company determines not to proceed with the Merger.

            As of March 16, 2006, the Company has borrowed a total of $1,958,000 from PBK.

         Additional Loans

            In addition to the borrowings noted previously in Note 13, the Company has also borrowed $1,740,986 under various loan agreements since March 31, 2005. Of this amount, $1,015,986 was borrowed from various stockholders.

         Brocton Plant, Rizzo, and Chautauqua County, New York

            As described in Note 3, on July 31, 2004 the Company purchased certain assets and liabilities of ACT which included a building at 110 Central Avenue, Brocton, New York, however transfer of title to the building required settlement of the outstanding real property taxes due to Chautauqua County and the Village of Brocton. On December 13, 2005, Chautauqua County, subject to foreclosure notice to ACT, eventually sold the building at auction to an unrelated party.

            Following the auction on January 19, 2006, the Company offered to purchase the building free of tax liens for $170,000 from the new owner. The Company has advanced to this person $90,000 and expects to pay the remaining balance at closing.


--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
March 31, 2005

Note 13 - Subsequent Events (Continued)

         Barlow Lane Holding Limited Loan

            On July 1, 2005, the Company incurred a loan to Barlow Lane Holding Limited (Barlow) in the amount of $480,000. This loan is repayable in monthly principal installments of $6,667 and one final payment on March 31, 2007. This loan is non-interest bearing. The Company has discounted this note using a rate of 7.5% and recorded this loan at approximately $430,000. As a result of this transaction, the Company was able to acquire inventory held by Barlow under a secured arrangement Barlow had with ACT.


--------------------------------------------------------------------------------
                                      F-23

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Balance Sheets
(Unaudited)
December 31, 2005 and 2004

                                                      2005              2004
                                                   -----------       -----------

                                     Assets
Current Assets

      Cash                                         $   296,711       $    41,218
      Restricted cash                                   15,000                --
      Trade accounts receivable                        123,320           146,496
      Other receivable                                   2,923             2,923
      Inventories                                    1,342,326           294,410
      Prepaid expenses                                  61,197                --
                                                   -----------       -----------

           Total Current Assets                      1,841,477           485,047

Property, Plant and Equipment, Net                   6,323,637         3,739,302

Goodwill                                               800,240           800,240

Investment in subsidiaries                           1,752,186                --
                                                   -----------       -----------


           Total Assets                            $10,717,540       $ 5,024,589
                                                   ===========       ===========

See notes to financial statements.
--------------------------------------------------------------------------------

                                                                                                 2005            2004
                                                                                             ------------    ------------
                           Liabilities and Stockholders' Equity
Current Liabilities

      Current maturities of long-term debt:
            Related parties                                                                  $    857,972    $         --
            Other                                                                                 648,243              --
      Current maturity of capital lease obligation                                                  3,833           3,318
      Notes payable, demand, stockholders                                                       2,818,117       1,528,386
      Accounts payable                                                                          1,036,454         442,748
      Accrued expenses                                                                            115,053         111,122
      Due to related parties                                                                       53,221          53,221
                                                                                             ------------    ------------

           Total Current Liabilities                                                            5,532,893       2,138,795

Long-Term Debt, less Current Maturities
      Related parties                                                                             225,000       3,298,592
      Other                                                                                     1,342,046              --
                                                                                             ------------    ------------

           Total Long-Term Debt                                                                 1,567,046       3,298,592
                                                                                             ------------    ------------

Capital Lease Obligation, less Current Maturity                                                     3,467           7,015
                                                                                             ------------    ------------

           Total Liabilities                                                                    7,103,406       5,444,402
                                                                                             ------------    ------------

Stockholders' Equity (Deficit)

      Class A preferred stock; $0.001 par value; authorized 500,000 shares; issued and                  5              --
           outstanding 4,546 shares (involuntary liquidation value - $454,618) 2005; 0 shares 2004
      Class B preferred stock; $0.001 par value; authorized 500,000 shares; issued and outstanding 10,000 shares (involuntary liquidation value - $1,000,000)  2005; 0
           shares 2004                                                                                 10              --
      Common stock, $0.001 par value; authorized 25,000,000 shares; issued and outstanding
           14,741,643 shares - 2005;
           12,274,499 shares - 2004                                                                14,742          12,275
      Paid-in capital                                                                           6,720,980         279,966
      Accumulated deficit                                                                      (3,121,603)       (712,054)
                                                                                             ------------    ------------

           Total Stockholders' Equity (Deficit)                                                 3,614,134        (419,813)
                                                                                             ------------    ------------

           Total Liabilities and Stockholders' Equity                                        $ 10,717,540    $  5,024,589
                                                                                             ============    ============

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statements of Operations
(Unaudited)
For the Nine Month Period Ended December 31, 2005 and the Period April 27, 2004 (date of inception) to December 31, 2004

                                                        2005            2004
                                                    -----------     -----------

Net Sales                                           $   898,320     $   517,719

Cost of Sales                                           547,785         314,311
                                                    -----------     -----------

           Gross Profit                                 350,535         203,408

Selling, General and Administrative Expenses          2,008,655         780,763
                                                    -----------     -----------

           Operating Loss                            (1,658,120)       (577,355)
                                                    -----------     -----------

Other Expenses
      Interest expense                                 (239,193)       (136,697)
      Other (expenses) income                          (135,000)          1,998
                                                    -----------     -----------

           Total Other Expenses, net                   (374,193)       (134,699)
                                                    -----------     -----------

           Net Loss                                 ($2,032,313)    ($  712,054)
                                                    ===========     ===========


See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statement of Stockholders' Equity
(Unaudited)
Nine Month Period Ended December 31, 2005

                             Class A               Class B                  Common
                         Preferred Stock       Preferred Stock               Stock                                        Total
                     ------------------    -----------------------   -----------------------     Paid-in  Accumulated  Stockholders'
                     Shares   Par Value       Shares    Par Value      Shares    Par Value       Capital     Deficit      Equity
                     ------   ----------   ---------- ------------   ---------- ------------ ------------   ----------    ----------
Balance - March 31,
   2005 (audited)     4,546  $         5       10,000  $        10   13,145,677  $    13,146  $ 2,924,110  ($1,089,290) $ 1,847,981
   Issuance of
   597,285 shares
   of common stock
   in exchange for
   title to mining
   equipment and
   mining
   claims and
   leases                --           --           --           --      597,285          597    1,649,403           --    1,650,000
   Conversion of
   $323,780 of
   debt
   into 282,886
   shares of
   common
   Stock                 --           --           --           --      282,886          283      323,497           --      323,780
   Issuance of
                                                                                                                            600,795
   shares of
   common stock in
   exchange
   for
   37.125% interest
   in China
   mine                  --           --           --           --      600,795          601    1,651,585           --    1,652,186
   Other issuances
   of common
   stock                 --           --           --           --      115,000          115      172,385           --      172,500
   Net loss              --           --           --           --           --           --           --   (2,032,313)  (2,032,313)
                     ------   ----------   ---------- ------------   ---------- ------------ ------------   ----------    ----------

Balance - December
   31, 2005           4,546  $         5       10,000  $        10   14,741,643  $    14,742  $ 6,720,980  ($3,121,603) $ 3,614,134
                     ======  ===========   ========== ============   ==========  ===========  ===========  ===========  ===========


See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Statements of Cash Flows
(Unaudited)
For the Nine Month Period Ended December 31, 2005 and the Period April 27, 2004 (date of inception) to December 31, 2004

                                                                                       2005           2004
                                                                                    -----------    -----------
Cash Flows from Operating Activities
      Net loss                                                                      ($2,032,313)   ($  712,054)
      Adjustments to reconcile net loss to net cash used in operating activities:
              Depreciation and amortization                                             265,706        123,468
              Loss on asset                                                             135,000             --
                Stock issued in lieu of compensation                                    172,500             --
                Interest capitalized on notes payable                                    15,256             --
              (Increase) decrease in assets:
                  Trade accounts receivable and other receivable                         17,786        (17,549)
                  Inventories                                                          (572,184)      (171,523)
                  Prepaid expenses                                                      263,401        164,600
              Increase (decrease) in liabilities:
                  Accounts payable                                                      125,649        193,990
                  Accrued expenses                                                      358,521        111,122
                  Due to related parties                                                     --         53,221
                                                                                    -----------    -----------

                Net Cash Used in Operating Activities                                (1,250,678)      (254,725)
                                                                                    -----------    -----------

Cash Flows Used in Investing Activities
      Purchase of property, plant, and equipment                                       (497,377)      (356,094)
                                                                                    -----------    -----------


Cash Flows from Financing Activities
      Repayment of capital lease obligation                                              (2,225)          (267)
      Proceeds from demand notes payable, related parties                               590,000      1,467,252
      Repayments on demand notes payable, related parties                                (7,000)      (825,000)
      Proceeds from the issuance of long-term debt:
           Related parties                                                              400,000        474,975
           Other                                                                      1,225,000             --
      Repayments on long-term debt:
           Related parties                                                                   --       (249,975)
           Other                                                                       (249,269)      (214,948)
                                                                                    -----------    -----------

                Net Cash Provided by Financing Activities                             1,956,506        652,037
                                                                                    -----------    -----------

                Net Increase in Cash                                                    208,451         41,218

Cash - Beginning                                                                        103,260             --
                                                                                    -----------    -----------

Cash - Ending                                                                       $   311,711    $    41,218
                                                                                    ===========    ===========


See notes to financial statements.
--------------------------------------------------------------------------------

Statements of Cash Flows (Unaudited)
For the Nine Month Period Ended December 31, 2005 and the Period April 27, 2004 (date of inception) to December 31, 2004

                                                                                               2005         2004
                                                                                            ----------   ----------
Supplemental Disclosure of Cash Flow Information
      Interest paid                                                                         $   58,436   $   68,065
                                                                                            ==========   ==========

Supplemental Disclosures of Noncash Investing and
      Financing Activities
      Acquisition of certain assets and liabilities of Applied Carbon Technology
           (America), Inc. in exchange for seller financing ($600,000) and forgiveness of accounts  payable due to a Company shareholder and associated contribution of
           capital ($292,241) to the Company (see Note 3)                                           --   $  892,241
                                                                                            ==========   ==========

      Debt converted to common stock                                                        $  200,000   $       --
                                                                                            ==========   ==========

      Equipment acquired by issuance of common stock                                        $ 1,650,00   $   10,600

      Equipment acquired by direct financing                                                $  375,000   $       --
                                                                                            ==========   ==========

       Inventory acquired by direct financing                                               $  429,047   $       --
                                                                                            ==========   ==========

      Investment in business interest acquired by direct financing                          $  100,000   $       --
                                                                                            ==========   ==========

     Investment in business interest acquired by issuance of common
      stock                                                                                 $1,652,186   $       --
                                                                                            ==========   ==========

      Accrued interest converted to common stock                                            $  194,535   $       --
                                                                                            ==========   ==========

       Long-term debt, related party reclassified to demand note                            $   49,975   $       --
        Payable, related party

        Asset repossessed and related debt relieved                                         $  315,000   $       --

        Other property released and related accrued expense relieved                        $  170,000   $       --

         Other non cash equity and demand notes payable transaction                         $   70,755   $       --
                                                                                            ==========   ==========

See notes to financial statements.
--------------------------------------------------------------------------------

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
 (Unaudited)
December 31, 2005 and 2004


Note 1 - Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended December 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ended March 31, 2006. For further information, refer to the Graphite Technology Group, Inc. financial statements and footnotes thereto included in this filing as of March 31, 2005 and for the period from April 27, 2004 (date of inception) to March 31, 2005.

Note 2 - Nature of Operations

      Graphite Technology Group, Inc. (the "Company") is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials for use in aerospace, automotive, lubricants, refractory, and emerging industries such as composite materials, conductive composite polymers and plastics and fuel cells. The Company has processing facilities located in New York and Pennsylvania. The Company is also the owner/developer of graphite mines located in Canada, Madagascar, and China. The Company is an ISO certified manufacturer: ISO 9001: 2000. The Company maintains its administrative offices in Delano, Pennsylvania. The Company was organized on April 27, 2004 (date of inception).


Note 3 - Significant Accounting Policies

      Cash

      Cash is on deposit in banks and other financial institutions. In the normal course of business, the Company may have deposits which exceed the insured limits. For the statement of cash flow purposes cash includes a $15,047 deposit held as collateral by a bank (Note 7).

      Inventories

      Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out (FIFO) method.

      Goodwill

      The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," which governs financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives are amortized over their useful lives.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 3 - Significant Accounting Policies (Continued)

      Goodwill (Continued)

      SFAS No. 142 requires that goodwill be tested for impairment at least annually utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each of its reporting units and compare it to the carrying value, including goodwill, of such reporting units. If the fair value exceeds the carrying value, no impairment loss is recognized. However, a carrying value that exceeds its fair value may be an indication of impaired goodwill. The amount, if any, of the impairment would then be measured and an impairment loss would be recognized. As of December 31, 2005 and 2004, no adjustment for impairment was deemed necessary. The Company will evaluate its goodwill, at least annually, and will reflect the impairment of goodwill, if any, in the results of operations in the statement of operations.

      Shipping and Handling Costs

      The Company records shipping and handling costs related to products sold and shipped as a component of cost of sales. Such costs amounted to $37,100 and $22,343 for the periods ended December 31, 2005 and 2004, respectively.

      Trade Accounts Receivable

      Trade accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on past experience, agings of the receivables, adverse situations that may affect a customer's ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. Based upon such procedures management has determined that no allowance was required as of December 31, 2005 and 2004.

      Net sales from the Company's five largest customers accounted for 68% of net sales for the period ended December 31, 2005. Accounts receivable from these customers accounted for 70% of the accounts receivable balance at December 31, 2005.

      Net sales from the Company's five largest customers accounted for 64% of net sales for the period ended December 31, 2004. Accounts receivable from these customers accounted for 65% of the accounts receivable balance at December 31, 2004.

      Property, Plant and Equipment

      Property, plant and equipment are carried at original cost. Maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property,

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 3 - Significant Accounting Policies (Continued)

      Property, Plant and Equipment (Continued)

      plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

      Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

                                                              Years
                                                              -----
             Buildings and improvements                        40
             Machinery and equipment                           10
             Office furniture and equipment                   5 - 7

      Income Taxes

      Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Advertising

      It is the Company's policy to expense advertising costs as incurred. Advertising expense for the periods ended December 31, 2005 and 2004 was $5,936 and $1,435, respectively.

      Estimates and Assumptions

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 4 - Business Acquisition

      On July 31, 2004, the Company completed the acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. (ACT), a company engaged in the processing and supplying of natural and synthetic graphite flakes. ACT was a wholly-owned subsidiary of Merchant Capital Group. This acquisition was consummated in order to enable the Company to build its product lines. The purchase price for this acquisition was $892,241 in the form of seller financing in the amount of $600,000 and ACT payables forgiven by a shareholder of the Company in the amount of $292,241, for which this shareholder contributed capital to the Company. The acquisition was accounted for under the purchase method of accounting and the operating results from this operation have been included in the financial statements from the date of the acquisition. Prior to this acquisition the Company was engaged to manage the operations of ACT for which the Company earned a management fee of approximately $380,000, which was offset by amounts owed to ACT by the Company at the date of acquisition. ACT was insolvent, however, the Company agreed to manage ACT's operations in order to sustain such operations through the date of acquisition. The purchase price was allocated based upon the estimated fair value of the assets acquired and liabilities assumed as follows:

            Inventory                                 $   122,887
            Goodwill                                      800,240
            Accounts receivable                           131,870
            Other assets                                  164,600
            Property and equipment                      3,496,076
                                                     --------------

                    Total Assets Acquired               4,715,673
                                                     --------------

            Accounts payable                              248,758
            Notes payable                               3,574,674
                                                     --------------

                    Total Liabilities Assumed           3,823,432
                                                     --------------

                    Purchase Price                    $   892,241
                                                     ==============

      Under current accounting rules, goodwill resulting from this acquisition is not being systematically amortized but will be subjected to annual impairment tests and will be written down to its estimated fair value when and if the impairment test indicates that the carrying value of goodwill exceeds its fair value. The goodwill resulting from this acquisition is deductible for tax purposes.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 5 - Inventories

      Inventories at December 31, 2005 and 2004 consist of the following:

            Finished goods               $    77,829                 $ 42,343
            Work-in-process                   36,680                    1,404
            Raw materials                  1,227,817                  250,663
                                     ----------------       ------------------

                                          $1,342,326                 $294,410
                                     ================       ==================

Note 6 - Property, Plant and Equipment

      Property, plant and equipment at December 31, 2005 and 2004 consist of the following:

            Land, buildings and improvements                    $  237,517               $  170,000
            Machinery, office furniture, and equipment           4,088,176                2,901,413
            Construction in progress                             2,455,426                  791,357
                                                          -----------------       -------------------

                                                                 6,781,119                3,862,770

            Accumulated depreciation                              (457,482)                (123,468)
                                                          -----------------       ------------------

                                                                $6,323,637               $3,739,302
                                                          =================       ==================

      Depreciation expense was $265,706 and $123,468 for the periods ended December 31, 2005 and 2004, respectively.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 7 - Notes Payable, Demand, Stockholders

      Notes payable, demand, stockholders consists of the following as of December 31, 2005 and 2004:

                                                                                           2005                     2004
                                                                                  ------------------       ------------------
            Industry Capital:
                  Note payable due on demand.  Interest is
                       charged at 7.00%, collateralized by all
                       unsubordinated assets of the Company.
                       Industry Capital is owned by certain
                       stockholders of the Company.                                    $     43,000                  $     -
            Beach Lane Investments Ltd:
                  Note payable due on demand or July 31, 2005,
                       whichever is later.  Interest is charged at
                       9.00%, collateralized by the Company's
                       inventory.  Beach Lane Investments Ltd
                       is owned by certain stockholders of the
                       Company.                                                             127,744                  127,744
                  Note payable due on demand with 60 days
                       notice.  Interest is charged at 6.00%,
                       collateralized by all of the Company's
                       unsubordinated assets.  Beach Lane
                       Investments Ltd is owned by certain
                         stockholders of the Company.                                     1,275,000                  975,000
            Individual stockholder:
                  Loan payable due on demand or October 30,
                       2005 whichever is later.  Interest is
                       charged at 8.00%, collateralized by all
                       unsubordinated assets of the Company.                                 50,000                        -
            Individual stockholder:
                   Loan payable due on demand or October 30,
                       2005 whichever is later.  Interest is
                       charged at 7.00%, collateralized by all
                       unsubordinated assets of the Company.                                240,000                        -
            Carlant Holdings
                    Note payable due on demand.  Interest is
                       charged at 8.00%, collateralized by all
                       unsubordinated assets of the Company.
                       Carlant Holdings is owned by certain
                       stockholders of the Company.                                         100,000                        -

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 7 - Notes Payable, Demand, Stockholders

                                                                                         2005                     2004
                                                                                  ------------------       ------------------
            9102-2764 Quebec, Inc.
                  Note payable due on demand or July 31, 2005                               339,162                  143,417
                       whichever is later.  Interest is charged at
                       9.00%, collateralized by the Company's
                       inventory.  9102-2764 Quebec, Inc. is
                       owned by certain stockholders of the
                         Company.

             9102-2764 Quebec, Inc.
             Note payable due on demand.  Interest is
                        charged at 6.00%, collateralized by all
                        unsubordinated assets of the Company.
                        9102-2764 Quebec, Inc. is owned by
                        certain stockholders of the Company                                  643,211                   282,225
                                                                                    -----------------       -------------------
                                                                                          $2,818,117                $1,528,386
                                                                                    =================       ===================

Note 8 - Long-Term Debt

      Long-term debt consists of the following as of December 31, 2005 and 2004:

             JML Investments, Inc.
                  Note payable due on demand or October 30, 2005, whichever
                   is later.  Interest is charged at 15.00%, collateralized
                   by all unsubordinated assets of the Company.                            $100,000                $   -
             BPK Resources, Inc.
                 Note payable due on demand or March 31, 2005, whichever is later.  Interest is charged at 12.00%, collateralized
                   by all of the assets of the Company.                                     400,000                    -


            Keystone Nazareth Bank & Trust:
                  Installment loan payable in monthly principal
                       and interest payment of $2,408 through
                       February 2009.  Interest is charged at
                       7.22%.  Loan is collateralized by specific
                       equipment and also restricts the use of a
                       $15,000 deposit with Keystone Nazareth
                       Bank & Trust.                                                         $81,342               $   -

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 8 - Long-Term Debt (Continued)

            PA Dept. of Community & Economic Development                                 2005                     2004
                                                                                   ------------------       ------------------
            Loan payable on December 1, 2012.  Interest is                                   425,000                        -
                  charged at 2.75%, collateralized by
                  specific equipment.

            Twinboro Financial LLC
             Loan payable on September 30, 2007.
                  Interest only payments until September 30,
                  2007. Interest is charged at 9.00%,
                  collateralized by a mortgage on the
                  Company's Brocton Facility.  Twinboro
                  Financial LLC is owned by certain
                  stockholders of the Company.                                               225,000                  225,000
            Barlow Lane Holding Limited
                   Loan payable on March 31, 2007.  Interest is imputed at
                  7.5% with monthly payments of $6,667 with a balloon payment
                  on March 31, 2007, collateralized by security agreements.                  408,947                        -
            Graphite Lake Resources Ltd.
                   Loan payable on December 15, 2008.  Interest
                   is charged at 9%, collateralized by equipment
                   at Kearney mine in Canada.                                                375,000                        -
            Merchant Capital Group, Inc.
                  Loan payable on July 31, 2010.  Interest is charged at 6%, collateralized by all assets of the Company subordinate to mortgages, priority loans, notes or securities as are given priority to this loan. This loan was exchanged for 450,000
                  shares of common stock on January 31, 2005.                                      -                  600,000
            Range Corp.
                   Loan payable on July 31, 2007. Interest is charged at 6%,
                  paid semi-annually, collateralized by all assets of the
                  Company subordinate to mortgages, priority loans, notes or securities as are given priority to this loan. This loan
                  was exchanged for 45,673 shares of common stock on January
                  31, 2005.                                                                        -                   77,600

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 8 - Long-Term Debt (Continued)

                                                                                        2005                     2004
                                                                                  ------------------       ------------------
            102-2764 Quebec, Inc.
                 Loan payable July 31, 2010.  Interest
                      only payments through July 31,
                      2010,                                     interest is
                      charged at 9.0%,  collateralized by all assets of the
                      Company subordinate to mortgages, priority loans,
                      notes or securities as are given priority to this
                      loan. This loan and the related accrued interest of
                      $42,369 was exchanged for 4,546 Series A Preferred
                      Shares and 10,000 Series B Preferred Shares on January
                      31, 2005.                                                                   -                1,412,250
            ndustry Capital, LP
                  Loan payable, interest is charged at 9%,
                      collateralized by all assets of the Company
                      subordinate to mortgages, priority loans, notes or
                      securities as are given priority to this loan.                              -                  277,096
            Knox Insurance Brokers, Ltd.
                  Loan payable due on December 30, 2006.
                       Interest only payments through
                       December 31, 2006.  Interest is charged at
                       9.00%, collateralized by specific
                       equipment.  This debt including accrued
                       interest is convertible to common stock at
                       $1.50 for one common share.  Knox is
                       owned by certain stockholders of the
                       Company.                                                            $190,000               $  190,000
            9102-2764 Quebec, Inc.
                  Loan payable on December 30, 2006.  Interest
                       only payments through December 30,
                       2006.  Interest is charged at 9.0%,
                       collateralized by certain equipment.  This
                       debt including accrued interest is
                       convertible to common stock at $1.50 for
                       one common share.  9102-2764 Quebec,
                          is owned by certain stockholder of the
                       Company.  This loan was repaid with
                         $200,000 cash and the balance of accrued
                         interest was  added to the Senior
                  Secured
                         Demand Loan between 9102-2764 Quebec,
                         Inc. and the Company.                                                    -                  249,975

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 8 - Long-Term Debt (Continued)

                                                                                        2005                     2004
                                                                                  ------------------       ------------------
            T.T.T. Realty Company, Inc.
                   Loan payable on June 30, 2006.  Interest only
                         payments through June 30, 2006.  Interest
                         is charged at 15%, secured by a
                  mortgage
                         on the Company's Delano facility.  T.T.T.
                       Realty Company, Inc. is owned by certain
                       stockholders of the Company.                                         400,000                        -
            North Eastern Pennsylvania Alliance
                   Loan payable on December 1, 2015.  Interest
                       is charged at 2.75%, collateralized
                          by specific equipment and a junior lien on
                       receivables, inventory and all other
                         equipment of the Company.                                          200,000                        -
            Derek Hirsch
                  Loan payable on July 31, 2006.  Interest only
                       payments through July 31, 2006.  Interest
                       is charged at 6.00%, secured by a
                       mortgage on the Company's Brocton, New
                       York facility.  Derek Hirsch is a
                       stockholder of the Company.                                          267,972                  266,671
                                                                                  ------------------       ------------------

                                                                                          3,073,261                3,298,592

            Current maturities                                                           (1,006,215)                       -
                                                                                  ------------------       ------------------

                                                                                         $2,067,046               $3,298,592
                                                                                  ==================       ==================

      Aggregate maturities on long-term debt as of December 31, 2005 are due in future years as follows:

                                                    Related Parties               Other                    Total
                                                    ------------------      ------------------       ------------------
            Period ending December 31:
                  2006                                      $857,972                 $648,243            $   1,506,215
                  2007                                       225,000                  458,957                  683,957
                  2008                                                                480,078                  480,078
                   2009                                                                84,300                   84,300
                   2010                                                                81,977                   81,977
                  Thereafter                                       -                  236,734                  236,734
                                                    ------------------      ------------------       ------------------

                                                          $1,082,972               $1,990,289               $3,073,261
                                                    ==================      ==================       ==================

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 9 - Capital Lease Obligations

      During the period ended December 31, 2004, the Company entered into a three-year lease agreement for the use of equipment. The lease, which qualifies as a capital lease obligation, requires monthly payments of $326 through November 2007.

      The following amounts represent annual lease payments by year and in the aggregate including amounts which represent interest and current maturities at December 31, 2005:

            Year ending December 31:
                  2006                                                             $4,236
                  2007                                                              3,584
                                                                        ------------------

                                                                                    7,820

            Amount representing interest                                             (520)
                                                                        ------------------

                                                                                   $7,300
                                                                        ==================

      The following amounts are included in property and equipment related to the above lease at December 31, 2005 and 2004:

                                                                                  2005                    2004
            Machinery and equipment                                             $13,350                 $13,350
            Accumulated depreciation                                             (1,446)                   (111)
                                                                      --------------------------------------------

                                                                                $11,904                 $13,239
                                                                      ============================================

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 10 - Income Taxes

      The income tax provision recorded in the financial statements differs from the expense that would result from applying federal statutory rates to income before income taxes because the Company has fully reserved all net deferred tax assets.

      Net deferred tax assets consisted of the following components as of December 31, 2005 and 2004 are as follows:

1            Deferred tax assets:                                                         2005                     2004
                                                                                  ------------------       ------------------
                  State and federal loss carryforwards                                   $1,188,395                 $268,331
                  Other                                                                       2,857                    2,857
                                                                                  ------------------       ------------------

                    Total Deferred Tax Assets                                             1,191,252                  271,188

            Valuation allowance                                                            (975,400)                (218,700)
                                                                                  ------------------       ------------------

                    Net Deferred Tax Assets                                                 215,852                   52,488
                                                                                  ------------------       ------------------

            Deferred tax liabilities:
                  Property and equipment                                                    202,229                   45,011
                  Goodwill                                                                   13,623                    7,447
                                                                                  ------------------       ------------------

                    Total Deferred Tax Liabilities                                          215,852                   52,488
                                                                                  ------------------       ------------------

                    Net Deferred Tax Asset                                                $       -              $         -
                                                                                  ==================       ==================

      As of December 31, 2005, the Company has approximately $3,400,000 of federal and state net operating loss carryforwards to offset future taxable income for income tax purposes. The net operating loss carryforwards expire through March 2025.

      As of December 31, 2004, the Company has approximately $800,000 of federal and state net operating loss carryforwards to offset future taxable income for income tax purposes. The net operating loss carryforwards expire through March 2024

      The Company increased its valuation allowance by $640,700 and $218,700 for the periods ended December 31, 2005 and 2004, respectively.


Note 11 - Leases

      The Company leases a warehouse and administrative facility from a related party under a lease that expires in September 2009. Monthly rent for this facility was $4,500 thorugh December 31, 2004 and increased to $4,539 effective January 1, 2005. All costs of maintaining and operating the facility are paid by the Company.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


      The Company guarantees the debt of this related party. Debt outstanding at December 31, 2005 was $480,696. The Company would be required to honor this guarantee should the related party default. The Company would have recourse against the building currently rented.

      The Company also leases vehicles and equipment under noncancellable operating leases. Total monthly payments are $2,722 and the leases expire in various intervals through April 2009.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 11 - Leases (Continued)

      At December 31, 2005, minimum lease payments for the next five years are as follows:

                                          Related Party              Other                  Total
------------------------------------------------------------------------------------------------------------
                      2006                      $  54,468                $34,836              $  89,304
                      2007                         54,468                 22,154                 76,622
                      2008                         54,468                  8,399                 62,867
                      2009                         54,468                  1,559                 56,027
                      2010                              -                      -                      -
                                        -------------------    -------------------    ------------------

                                                 $217,872                $66,947               $284,819
                                        ===================    ===================    ==================

      Total rental expense for the periods ended December 31, 2005 and 2004, amounted to $68,928 and $79,309, respectively; of which $40,854 and $27,000, respectively, was paid to a related party.


Note 12 - Stockholders' Equity

      Series A preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company at the rate of $2.25 of such dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended December 31, 2005. Total dividends in arrears were $20,836 at December 31, 2005. Each share of Series A preferred stock shall be convertible, at the option of the holder, into 44.44 shares of the Company's common stock. Part or all of the Series A preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series A preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 12 - Stockholders' Equity (Continued)

      Series B preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series B preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company's common stock at the rate of $3.25 of dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended December 31, 2005. Total dividends in arrears were $45,833 at December 31, 2005. Each share of Series B preferred stock shall be convertible, at the option of the holder, into 30.77 shares of the Company's common stock. Part or all of the Series B preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series B preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company.

      In connection with the formation of the Company on April 27, 2004, 10,240,186 shares of common stock were issued to the initial shareholders of the Company. Also in conjunction with the acquisition of ACT (Note 3) 1,354,313 common shares were issued and capital of $292,241 was contributed to the Company.

      During the period ended December 31, 2005, the Company converted debt totaling $323,780 into 282,886 shares of common stock valued at $323,780.

Note 13 - Commitments and Contingencies

      On December 13, 2005, the Company's facility in Brocton, New York, was sold at an auction for non-payment of real estate taxes by the County of Chautauqua. The Company had been unsuccessful in reaching an agreement with the local taxing authorities over the back taxes that were owed by ACT. The Company negotiated with the new owner to buy the facility and entered into a sales agreement on January 19, 2006. The Company purchased the building free of all prior tax liens for $170,000 plus closing costs. The Company completed the purchase in March 2006.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 14 - Investments in Business Interests and other Acquisitions

      Agreement between the Company, M. Bertil Akesson, Societe Miniere de la Grande Ile, and SOMAGRA

      On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson"), Le President Directeur General of Societe Miniere de la Grande Ile and Societe Malagese du Graphit (SOMAGRA) by which the Company will purchase 50% ownership of all SOMAGRA's owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site. Ownership will be unencumbered. The Company will operate under the name SOMAGRA.

      By terms of the agreement, the Company will finance, manage, operate and develop the graphite mines.

      The purchase agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash, of which $100,000 has been paid and another $200,000 was paid subsequent to December 31, 2005. The additional $1.8 million is due at the earliest date after all governmental approvals, mining permits and licenses are secured through the issue of 615,385 shares of the Company's common stock.

      There is currently no mining activity. The Company is developing a mine operations plan with initial operations limited to establishing pre-production mine processes.

      Issuance of 452,489 Common Shares to Merchant Capital Group (Merchant)

      On June 1, 2005, the Company purchased the priority security lien interest held by Merchant over the assets of International Graphite Inc. (IGI), a Canadian private company and owner of mineral claims and leases partly comprising the "Kearney Graphite Mine" (Kearney), in Ontario, Canada, that IGI owned. The priority security interest arose from a default of loan and financial commitments to Merchant. The transaction value was deemed to have a worth of $1,250,000 for which Graphite negotiated with Merchant the issuance of 452,489 common shares in payment. By purchasing the security interest, the Company assured itself that it would control the disposition of the mine claims and leases through its secured creditor standing. The transaction was based in U.S. dollars.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 14 - Investments in Business Interests and other Acquisitions (Continued)

      Issuance of 452,489 Common Shares to Merchant Capital Group (Merchant) (Continued)

      On November 10, 2005, the Company entered into agreement with Carlant Holdings, which agreement was superseded by the Agreement of Purchase & Sale, dated March 9, 2006, between the Company, IGI and Crich Holdings & Buildings Ltd., by which the Company will purchase the mineral claims and leases controlled by IGI on about March 27, 2006. Consideration is (i) the cancellation of the above $1.25 million security interest, (ii) CDN $125,000, (iii) Promissory Note in the principal amount of CDN $480,010, and (iv) the issue for $437,000 U.S. "Equity Participation Units," convertible to common shares and warrants of the Company post the merger of the Company into BPK Resources, Inc. (See subsequent events discussion later in this report).

      Purchase of Canadian Mining Equipment

      A series of transactions by the Company resulted in purchasing title to Canadian mining equipment currently on site at Kearney.

      Merchant Capital Group

      On June 1, 2005, the Company issued 144,796 common shares valued at $400,000 to Merchant to purchase equipment at Kearney, subject to the Company satisfying a $375,000 prior claim on this equipment.

      Bradford-Bachinski in Trust

      On November 15, 2005, the Company became a guarantor of a loan between Graphite Lake Resources Ltd. ("GLRL") as Borrower and Bradford-Bachinski in Trust as Lender in the principal amount of $375,000, interest at 9%, maturing December 15, 2008. The Company expects to honor this guarantee and in turn own full title to all equipment at Kearney.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 14 - Investments in Business Interests and other Acquisitions (Continued)

      Agreement between the Company and Chenzhou Global Graphite Inc.

      On October 13, 2005, the Company purchased 37.125% ownership of Chenzhou Global Graphite Inc. (a Company incorporated in Hunan Province, China) ("Chenzhou") which was established during 2005. Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2% fixed carbon) represents the potential for better and lower cost material solutions for numerous industrial applications. The Company and Chenzhou will collaborate to commercialize the product potential of the patented technology. In addition, Chenzhou has an agreement to become the majority owner and the licensed operator of a graphite mine in Jiangxi Province, China. Chenzhou will also have mining rights and licenses for mining amorphous graphite in Hunan Province. The transaction entailed a share exchange of 600,795 common shares issued by the Company for 3,712,500 common shares representing 37.125% ownership of Chenzhou Global (value of $1,652,186). The Company is also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash.

      Agreements between the Company and Vinecrest Management Services Ltd., and Vincent Sheehan

      On December 30, 2005, the board of directors approved the acquisition by the Company of mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of Kearney. Additional mining claims and leases that are contiguous to Kearney were also acquired. The mineral claims and leases are to be acquired by the Company in two separate transactions, one with Vinecrest Management Services, Ltd., and the second with Vincent Sheehan in the amount of $150,000. All acquired claims and leases from those parties will be subject to royalty payments. Agreements with each of the parties were finalized on February 17, 2006 and closed on February 20, 2006.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 15 - Subsequent Events

      A number of material agreements and events affecting the Company, its future operations and financial position have occurred during the period following December 31, 2005. The following summarizes these matters:

      Merger Agreement between the Company and BPK Resources, Inc.

      On March 9, 2006, the Company signed a merger agreement with BPK Resources, Inc. (BPK), a Nevada corporation publicly traded through the facilities of NASDAQ OTC. Prior to this merger agreement the Company received bridge financing from BPK. This financing was made in connection with the Company signing a Letter of Intent by which the Company would merge with a subsidiary of BPK. The Letter of Intent was signed in December 2005. On December 26, 2005, the Company and BPK signed a promissory note whereby BPK would loan to the Company up to $750,000. This note bears interest at 12%. This note is secured by all of the assets of the Company. In the event the merger does not take place BPK has the option to purchase shares of the Company's common stock for $750,000 up to December 31, 2008. During January 2006 the Company borrowed an additional $350,000 on this note.

      On February 7, 2006, the Company and BPK entered into an additional promissory note to loan up to an additional $1,000,000 to the Company in contemplation of the Merger. This note bears interest at an annual rate of 12% and is secured by all of the Company's assets. The unpaid principal balance of this note, together with all accrued and unpaid interest thereon, is due no later than March 31, 2006. BPK has advanced $1,000,000 on this note.

      Under the February 7, 2006 note, BPK has the option to purchase up to 13.33% of the Company's then outstanding shares of common stock calculated on a fully diluted basis for up to $1,000,000 at any time prior to December 31, 2008. This option may only be exercised in the event the Company determines not to proceed with the Merger.

      On March 10, 2006, BPK entered into a third promissory note with the Company to loan up to an additional $1,000,000 to the Company in contemplation of the Merger. This Note bears interest at an annual rate of 12% and is secured by all of the Company's assets. The unpaid principal balance of this note, together with all accrued and unpaid interest thereon, is due no later than March 31, 2006. BPK has advanced $208,000 to the Company under this note.

      Under the March 10, 2006 note, BPK has the option to purchase up to 13.33% of the Company's then outstanding shares of common stock calculated on a fully diluted basis for up to $1,000,000 at any time prior to December 31, 2008. This option may only be exercised in the event the Company determines not to proceed with the Merger.

      As of April 24, 2006, the Company has borrowed a total of $3,608,000 from BPK.

Graphite Technology Group, Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
December 31, 2005 and 2004


Note 15 - Subsequent Events (Continued)

      Agreement between the Company, M. Bertil Akesson, Societe Miniere de la Grande Ile, and SOMAGRA

      Subsequent to December 31, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson"), Le President Directeur General of Societe Miniere de la Grande Ile and Societe Malagese du Graphit (SOMAGRA) by which the Company will have the option to purchase the remaining 50% ownership of all SOMAGRA's owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site (see
      Note 13 for additional information on SOMAGRA).

      The option agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash and $1.8 million in equity. The $1.8 million in stock will be based on the then current market price of the Company's stock.

Applied Carbon Technology (America) Inc.
--------------------------------------------------------------------------------
Balance Sheets
(Unaudited)
April 30, 2004 and December 31, 2003

                                                        2004          2003
                                                    -----------    ----------

                       Assets
Current Assets

   Cash                                              $   32,327       $   14,305
   Trade accounts receivable                             75,685           68,830
   Other receivable                                       4,152            8,723
   Inventories                                          108,910           62,268
                                                     ----------       ----------

      Total Current Assets                              221,074          154,126

Property, Plant and Equipment, Net                      950,902          960,395

Other Assets                                             81,770           95,128
                                                     ----------       ----------

      Total Assets                                   $1,253,746       $1,209,649
                                                     ==========       ==========

See notes to financial statements.
--------------------------------------------------------------------------------

                                                       2004            2003
                                                  -------------    ------------

        Liabilities and Stockholder's Deficit

Current Liabilities

   Notes payable, demand                           $  1,337,698    $    983,558
   Accounts payable                                     575,493         622,578
   Accrued expenses                                     229,271         246,546
                                                   ------------    ------------

      Total Current Liabilities                       2,142,462       1,852,682

Long-Term Debt, less Current Maturities

   Related parties                                   11,912,523      11,874,361
                                                   ------------    ------------

      Total Liabilities                              14,054,985      13,727,043
                                                   ------------    ------------

Stockholder's Deficit

   Common stock                                             100             100
   Accumulated deficit                              (12,801,339)    (12,517,494)
                                                   ------------    ------------

      Total Stockholder's Deficit                   (12,801,239)    (12,517,394)
                                                   ------------    ------------

      Total Liabilities and Stockholder's Deficit  $  1,253,746    $  1,209,649
                                                   ============    ============

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Statements of Operations
(Unaudited)
For the Four Months Ended April 30, 2004 and the Year Ended December 31, 2003

                                                  2004         2003
                                               ---------    ---------

Net Sales                                      $ 134,645    $ 320,662

Cost of Sales                                     65,633      150,892
                                               ---------    ---------

      Gross Profit                                69,012      169,770

Selling, General and Administrative Expenses     352,857      984,577
                                               ---------    ---------

      Net Loss                                 ($283,845)   ($814,807)
                                               =========    =========

See notes to financial statements.
--------------------------------------------------------------------------------

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Statement of Stockholders' Deficit
(Unaudited)
Four Months Ended April 30, 2004, and the Year Ended December 31, 2003

                                Common
                                 Stock                           Total
                               ---------        Accumulated   Stockholder's
                               Par Value          Deficit       Deficit
                              ------------     ------------   -------------

Balance - December 31, 2002   $        100     ($11,702,687)   ($11,702,587)
       Net loss                                    (814,807)       (814,807)
                              ------------     ------------   -------------

Balance - December 31, 2003   $        100     ($12,517,494)   ($12,517,394)
       Net loss                                    (283,845)       (283,845)
                              ------------     ------------   -------------

Balance - April 30, 2004      $        100     ($12,801,339)   ($12,801,239)
                              ============     ============    ============

See notes to financial statements.
--------------------------------------------------------------------------------

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Statements of Cash Flows
(Unaudited)
For the Four Months Ended April 30, 2004 and the Year Ended December 31, 2003

                                                         2004        2003
                                                      ---------    --------
Cash Flows from Operating Activities
   Net loss                                          ($283,845)   ($814,807)
   Adjustments to reconcile net loss to net cash
      used in operating activities:
        Depreciation and amortization                   60,493      221,482
        (Increase) decrease in assets:
           Trade accounts receivable and other
           receivable                                   (2,284)     (10,336)
           Inventories                                 (46,642)       6,082
           Other Assets                                 13,358           --
        Increase (decrease) in liabilities:
           Accounts payable                            (47,085)      34,997
           Accrued expenses                            (17,275)     137,856
                                                     ---------    ---------

         Net Cash Used in Operating Activities        (323,280)    (424,726)
                                                     ---------    ---------

Cash Flows Used in Investing Activities
   Purchase of property, plant, and equipment          (51,000)          --
                                                     ---------    ---------

Cash Flows from Financing Activities
   Proceeds from demand notes payable, related
      parties                                          354,140       (6,442)
   Proceeds from the issuance of long-term debt:
      Related parties                                   38,162      404,160
                                                     ---------    ---------

         Net Cash Provided by Financing Activities     392,302      397,718
                                                     ---------    ---------

         Net Increase (Decrease) in Cash                18,022      (27,008)

Cash - Beginning                                        14,305       41,313
                                                     ---------    ---------

Cash - Ending                                        $  32,327    $  14,305
                                                     =========    =========

See notes to financial statements.
--------------------------------------------------------------------------------

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
April 30, 2004 and December 31, 2003

Note 1 - Basis of Presentation

      The accompanying unaudited financial statements as of December 31, 2003 and for the year then ended have been prepared in accordance with generally accepted accounting principles. The financial statement as of April 30, 2004 and for the four month period then ended have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the four month period ended April 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

Note 2 - Nature of Operations

            Applied Carbon Technology (America), Inc. (the "Company") is engaged in the business of manufacturing and selling natural and synthetic graphite and carbon based materials for use in aerospace, automotive, lubricants, refractory, and emerging industries such as composite materials, conductive composite polymers and plastics and fuel cells. The Company has a processing facility located in New York. The Company is an ISO certified manufacturer: ISO 9001: 2000. The Company is a wholly owned subsidiary of Merchant Capital Group, Inc., a Canadian public company.

Note 3 - Significant Accounting Policies

      Cash

            Cash is on deposit in banks and other financial institutions. In the normal course oft 6 6 business, the Company may have deposits which exceed the insured limits.

      Inventories

            Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out (FIFO) method.

      Shipping and Handling Costs

            The Company records shipping and handling costs related to products sold and shipped as a component of cost of sales. Such costs amounted to $5,939 and $8,027 for the four month period ended April 30, 2004 and the year ended December 31, 2003, respectively.

      Trade Accounts Receivable

            Trade accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
April 30, 2004 and December 31, 2003

Note 3 - Significant Accounting Policies (Continued)

      Trade Accounts Receivable (Continued)

            for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on past experience, agings of the receivables, adverse situations that may affect a customer's ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective, as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. Based upon such procedures management has determined that no allowance was required as of April 30, 2004 and December 31, 2003.

      Property, Plant and Equipment

            Property, plant and equipment are carried at original cost. Maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

            Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

                                                 Years
                                                ------

            Buildings and improvements              40
            Machinery and equipment                 10
            Office furniture and equipment       5 - 7

      Income Taxes

      Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
April 30, 2004 and December 31, 2003

Note 3 - Significant Accounting Policies (Continued)

      Advertising

            It is the Company's policy to expense advertising costs as incurred. The company had no advertising expense for the four month period ended April 30, 2004 and the year ended December 31, 2003.

      Estimates and Assumptions

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 4 - Inventories

      Inventories at April 30, 2004 and December 31, 2003 consist of the following:

            Finished goods    $ 32,788   $ 24,926
            Work-in-process      3,592      5,113
            Raw materials       72,530     32,229
                              --------   --------

                              $108,910   $ 62,268
                              ========   ========

Note 5 - Property, Plant and Equipment

      Property, plant and equipment at April 30, 2004 and December 31, 2003 consist of the following:

            Land, buildings and improvements $ 52,759 $ 52,759 Machinery, office furniture, and
               equipment                         2,660,970      2,660,970
            Construction in progress                51,000             --
                                               -----------    -----------

                                                 2,764,729      2,713,729

            Accumulated depreciation            (1,813,827)    (1,753,334)
                                               -----------    -----------

                                               $   950,902    $   960,395
                                               ===========    ===========

      Depreciation expense was $60,493 and $181,482 for the four month period ended April 30, 2004 and the year ended December 31, 2003, respectively.

Applied Carbon Technology (America), Inc.
--------------------------------------------------------------------------------
Notes to Financial Statements
(Unaudited)
April 30, 2004 and December 31, 2003

Note 6 - Subsequent Event

      On July 31, 2004, the Company sold certain assets and liabilities to Graphite Technology Group, Inc. (Graphite), in exchange for a note receivable of $600,000 and forgiveness of payables in the amount of $292,241 owed by the Company to a shareholder of Graphite.

                                                               As of December 31, 2005          (1)            (2)
                                                             Historical      Historical      Pro Forma      Pro Forma
                                                                BPK              GTG        Adjustments    Adjustments
                                                          --------------------------------------------------------------
Assets

Current assets:
         Cash and cash equivalents                               $ 43,396        $ 296,711
         Restricted Cash                                              $ -         $ 15,000
         Accounts receivable                                     $ 33,613        $ 123,320
         Notes and interest receivable                        $ 1,088,978          $ 2,923    $ (400,000)
         Inventories                                                  $ -      $ 1,342,326
         Prepaid expenses                                         $ 2,926         $ 61,197
                                                          --------------------------------------------------------------------
                        Total current assets                  $ 1,168,913      $ 1,841,477    $ (400,000)           $ -

         PP&E,Net                                                     $ -      $ 6,323,637

         Investment in Subsidiaries                                   $ -      $ 1,752,186

         Goodwill                                                     $ -        $ 800,240
                                                          --------------------------------------------------------------------
                        Total Assets                        $ 1,168,913     $ 10,717,540    $ (400,000)       $ -
                                                          ==========================================================================

Liabilities and Stockholders' Equity

Current liabilities:
         Current maturities of long-term debt and                     $ -      $ 1,010,048
         capital lease obligations
         Accounts payable and accrued expenses                  $ 533,591      $ 1,151,507
         Accounts payable and accrued expenses - related party  $ 180,701              $ -
         Notes payable                                          $ 468,178        $ 500,000    $ (400,000)
         Notes payable - related party                          $ 826,061         $ 53,221
         Note payable on demand - Stockholders                        $ -      $ 2,818,117
                                                          --------------------------------------------------------------------
                        Total current liabilities             $ 2,008,531      $ 5,532,893    $ (400,000)           $ -

         Long-term Debt, less Current Maturities

         Related Parties                                              $ -          225,000
         Capital Lease Obligation, less Current Maturity              $ -            3,467
         Other                                                        $ -        1,342,046
                                                          --------------------------------------------------------------------
         Total Long-Term Debt and Capital Lease Obligation              -        1,570,513             -              -
                                                          --------------------------------------------------------------------
                        Total Laibilities                       2,008,531        7,103,406      (400,000)             -

         Stockholders' Equity
         Series A Preferred                                           $ -              $ 5
         Series B Preferred                                         $ 830             $ 10
         Series C Preferred                                           $ -              $ -
         Series D Preferred                                           $ -              $ -                        $ 585
         Series E Preferred                                           $ -              $ -                         $ 15
         Common stock                                            $ 54,259         $ 14,742                     $ 40,000
         Additional Paid in Capital                          $ 13,104,092      $ 6,720,980                    $ (40,600)
         Accumulated deficit                                $ (13,998,799)    $ (3,121,603)
                                                           -------------------------------------------------------------------
                        Total Stockholders Equity              $ (839,618)     $ 3,614,134           $ -            $ -

          Total Liabilities & Stockholders Equity            $ 1,168,913     $ 10,717,540     $ (400,000)          $ -
                                                          ==========================================================================

                                                               (3)            (4)           (5)            (6)
                                                            Pro Forma     Pro Forma      Pro Forma      Pro Forma
                                                           Adjustments   Adjustments    Adjustments    Adjustments      Total
                                                          -------------------------------------------------------------------------
Assets

Current assets:
         Cash and cash equivalents                                                                      $ 4,030,629   $ 4,370,736
         Restricted Cash                                                                                               $ 15,000
         Accounts receivable                                                                                           $ 156,933
         Notes and interest receivable                                                    $ (688,446)                   $ 3,455
         Inventories                                                                                                  $ 1,342,326
         Prepaid expenses                                                                                              $ 64,123
                                                          --------------------------------------------------------------------------
                        Total current assets                        $ -           $ -     $ (688,446)   $ 4,030,629    $ 5,952,573

         PP&E,Net                                                                                                     $ 6,323,637

         Investment in Subsidiaries                                                                                   $ 1,752,186

         Goodwill                                                                                                      $ 800,240
                                                               (3)            (4)           (5)            (6)
                                                          --------------------------------------------------------------------------
                        Total Assets                           $ -           $ -       $ (688,446) -  $ 4,030,629 -  $ 14,828,636
                                                          ==========================================================================

Notes:

      (1)   To eliminate the monies loaned to GTG by BPK at 12/31/2005

      (2)   Record Common & Preferred Stock issued in the merger

      (3)   Eliminate accumulated deficit of BPK

      (4)   Eliminate members capital of GTG

      (5) Record assignment of the Bright Brains NR/NP and interest rec/payable Excess Amounts owned to SH have been classified as an equity contribution by the SH

      (6) To Record Equity & Debt raised in connection with the transaction and funded to GTG


Liabilities and Stockholders' Equity

Current liabilities:
         Current maturities of long-term debt and                                                                     $ 1,010,048
         capital lease obligations
         Accounts payable and accrued expenses                                                                        $ 1,685,098
         Accounts payable and accrued expenses - related party                             $ (17,974)                  $ 162,727
         Notes payable                                                                                  $ 1,350,000   $ 1,918,178
         Notes payable - related party                                                    $ (785,000)                  $ 94,282
         Note payable on demand - Stockholders                                                                        $ 2,818,117
                                                          --------------------------------------------------------------------------
                        Total current liabilities                   $ -           $ -     $ (802,974)   $ 1,350,000    $ 7,688,450

         Long-term Debt, less Current Maturities

         Related Parties                                                                                               $ 225,000
         Capital Lease Obligation, less Current Maturity                                                                $ 3,467
         Other                                                                                                        $ 1,342,046
                                                          --------------------------------------------------------------------------
         Total Long-Term Debt and Capital Lease Obligation            -             -              -              -      1,570,513
                                                          --------------------------------------------------------------------------
                        Total Laibilities                             -             -       (802,974)     1,350,000      9,258,963

         Stockholders' Equity
         Series A Preferred                                                      $ (5)                                    $ -
         Series B Preferred                                                     $ (10)                                   $ 830
         Series C Preferred                                                                      $ -          $ 188      $ 188
         Series D Preferred                                                                                              $ 585
         Series E Preferred                                                                                              $ 15
         Common stock                                                       $ (14,742)                                 $ 94,259
         Additional Paid in Capital                       $ (13,998,799)     $ 14,757      $ 114,528    $ 2,680,441   $ 8,595,399
         Accumulated deficit                               $ 13,998,799                                              $ (3,121,603)
                                                          --------------------------------------------------------------------------
                        Total Stockholders Equity                   $ -           $ -      $ 114,528    $ 2,680,629    $ 5,569,673

          Total Liabilities & Stockholders Equity                  $ -           $ -      $ (688,446)  $ 4,030,629   $ 14,828,636
                                                          ==========================================================================

Notes:

      (1)   To eliminate the monies loaned to GTG by BPK at 12/31/2005

      (2)   Record Common & Preferred Stock issued in the merger

      (3)   Eliminate accumulated deficit of BPK

      (4)   Eliminate members capital of GTG

      (5) Record assignment of the Bright Brains NR/NP and interest rec/payable Excess Amounts owned to SH have been classified as an equity contribution by the SH

      (6) To Record Equity & Debt raised in connection with the transaction and funded to GTG

                                                               Nine months ended
                                                                      12.31.05
                                                                      Proforma

Pro-forma information (unaudited) :

Loss from continuing operations                                     $(2,588,758)
                                                                    ============

Net loss for period                                                 $(2,412,737)
                                                                    ============


Pro-forma per share data :

Basic and diluted net loss per common share                              (0.026)
                                                                    ============


Basic and diluted weighted average number
of common shares outstanding                                          94,259,503
                                                                    ============